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                       SUBLEASE AGREEMENT



THIS SUBLEASE AGREEMENT (the "Sublease") is dated for reference purposes only as of December 1, 1997 by and between GLOBAL VILLAGE COMMUNICATION, INC., a Delaware corporation ("Sublandlord"), and OAK TECHNOLOGY, INC., a Delaware corporation (the "Subtenant").

                            RECITALS

A. Sublandlord, as Tenant, entered into that certain Lease Agreement dated July 14, 1994, as modified by a First Amendment to Lease dated June 22, 1995 (collectively referred to as the "Prime Lease") as depicted on Exhibit "B" attached hereto and incorporated by reference herein, with Herman Christensen, Jr. and Raymond P. Christensen, as Landlords (collectively the "Prime Landlord"), for the leasing of that certain demised premises described on Exhibit "A" to the Prime Lease.

B. The parties to this Sublease have agreed that Sublandlord shall sublet the Premises (as hereinafter defined), which comprises a portion of the demised Premises leased to Sublandlord under the Prime Lease, for the term specified herein, subject to the consent of the Prime Landlord, and otherwise in accordance with the following terms and conditions:

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, and for other good and valuable consideration, the receipt sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. SUBLEASING OF PREMISES. Sublandlord subleases to Subtenant, and Subtenant subleases from Sublandlord, all of the property consisting of approximately 33,425 square feet as depicted on EXHIBIT "A" attached hereto, and incorporated by referenced herein, and located at 1150 East Arques Avenue, Sunnyvale, California (the "Premises"), together with all improvements located thereon and with all rights, privileges and appurtenances thereto or therein, including, but not limited to a nonexclusive right to use the areas reserved for use by all tenants of the building in which the Premises are located and all Outside Area (as defined in Paragraph 44(a) of the Prime Lease). For as long as Subtenant complies with the terms of this Sublease, then Subtenant shall peaceably and quietly have, hold and enjoy the right and privilege to use and occupy the Premises and appurtenances thereto in accordance with the terms of this Sublease.

2. TERM. The term of this Sublease (the "Term") shall commence upon the later of (i) the date that is two (2) weeks after execution of this Sublease by Sublandlord and Subtenant and delivery of the Premises to Subtenant; or (ii) the date upon which the current sublessee of the

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Premises surrenders the Premises to Sublandlord ("Commencement Date"), and
continuing through 11:59 p.m. on February 28, 2000 ("Expiration Date"). Notwithstanding the foregoing, upon execution of this Sublease, Subtenant shall have a license for no additional consideration to enter the Premises for the purpose of installing its furniture, fixtures, voice and data communications systems, and any other improvements or equipment necessary for the conduct of Subtenant's business. Notwithstanding anything to the contrary contained in this Sublease, if Sublandlord has not delivered the Premises to Subtenant by January 1, 1998, Subtenant shall have the right to terminate this Sublease, and Sublandlord promptly shall refund to Subtenant all sums paid by Subtenant to Sublandlord in connection with its execution of this Sublease.

3. RENT. During the Term, Subtenant shall pay to Sublandlord as rent for the Premises the sum of seventy thousand one hundred ninety-two and 50/100 dollars ($70,192.50) per month, without prior notice or demand, offset or deduction therefor. The parties hereto agree that the above-referenced rent paid by Subtenant includes Subtenant's share of all operating expenses for the Premises, including but not limited to the following: real property taxes and assessments, building insurance, Outside Area Expenses, Parking Charges (as permitted to be charged pursuant to the Prime Lease), management and administration (as permitted to be charged pursuant to the Prime Lease), trash removal (not including construction, moving or furniture installation related trash), all interior and exterior repair and maintenance costs (including janitorial), all normal and reasonable utility costs (all as more particularly defined in Paragraph 4.b. of the Prime Lease), and any other reasonable costs necessary for the operation and/or maintenance of the Premises. Rent shall be payable monthly by Subtenant to Sublandlord on or before the first day of each calendar month during the Term. If the Term commences on a date on or before the first day of the calendar month or the Term terminates on a date other than the last day of a calendar month, then the rent for such partial calendar month shall be prorated proportionate to the number of days in such calendar month, and the prorated rent for such calendar month shall be payable on the Commencement Date of the Term or the first day of the calendar month in which the Sublease terminates, as appropriate.

4. SECURITY DEPOSIT. On or prior to the Commencement Date of the Term, Subtenant shall pay to Sublandlord the sum of seventy thousand one hundred ninety-two and 50/100 dollars ($70,192.50) to be held by Sublandlord as a security deposit in an interest bearing account in a bank or savings and loan institution reasonable acceptable to Subtenant, separate and apart from the funds of Sublandlord, which sum Sublandlord shall retain as security for the performance by Subtenant of its obligations under this Sublease. Subtenant shall be entitled to all interest thereon at the rate paid by the bank or savings and loan association. At Subtenant's request at any time during the Term, Sublandlord shall provide Subtenant with reasonable evidence that the deposit remains in a separate interest-bearing account reasonable acceptable to Subtenant. If Subtenant fails at any time to perform its obligations under this Sublease, Sublandlord may at its option apply so much of the deposit as is required to cure Subtenant's default hereunder after applicable notice and opportunity to cure periods. Upon the expiration or termination of the Term, Sublandlord shall return the balance of the security deposit so held by Sublandlord to Subtenant within thirty (30) days after the expiration or termination of the Term less any sums due and owing to Sublandlord.

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5.   INCORPORATION OF PRIME LEASE.  The terms and conditions of this Sublease shall include various Paragraphs of the Prime Lease, which, except to the extent such terms are in conflict with any of the other terms of this Sublease (in which event the other terms of this Sublease shall control), are incorporated into this Sublease as if fully set forth, except that: (i) each reference in such incorporated Paragraphs to "Lease" shall be deemed a reference to "Sublease"; (ii) each reference to the "Premises" shall be deemed a referenced to the subleased "Premises"; and (iii) each reference to "Landlord" and "Tenant" shall be deemed a reference to "Sublandlord" and "Subtenant", respectively (except as otherwise expressly set forth below). Except as may be expressly inconsistent with the terms of this Sublease, which nevertheless is expressly subject and subordinate to the Prime Lease, the following terms, covenants and conditions of the Prime Lease are by this reference incorporated herein and shall be applicable to this Sublease with the same force and effect as if the Sublandlord was the Landlord under the Prime Lease and the Subtenant was the Tenant thereunder:

     Paragraphs 5; 8; 10; 11; 12(a); 12(b); 12(c); 12(d); 13 (with references to "Landlord" meaning only Prime Landlord); 14(a); 14(b); 15(a); 15(b); 16; 18; 19; 21; 22; 23; 24(a) (except that the last sentence thereof is deleted); 25 (except for Paragraphs 25(a) and
     (b), which are deleted; Paragraph 25(f); and Paragraph 25(g) which is modified by deleting the reference to Paragraph 24 and replacing it with "under this Sublease"); 26-37 and 39-40 inclusive; 42; 43; 44; and 45 (except to the extent that "280" shall be "127" wherever it appears).

     Sublandlord hereby covenants and agrees to cause the Prime Landlord to perform all of the obligations of Landlord thereunder to the extent such obligations apply to the Premises, this Sublease and/or Subtenant's use thereof. Except to the extent waived or consented to in writing by the Subtenant, Sublandlord will not, by re-negotiation of the Prime Lease, assignment, subletting, voluntary termination, default or any other voluntary action, avoid or seek to avoid the observance or performance of the terms to be observed or performed by Sublandlord under the Prime Lease, but will, at all time using best efforts and good faith, assist in carrying out the terms of this Sublease and in taking all such action as may be necessary or appropriate to protect the rights of the Subtenant which are affected thereby against impairment. Notwithstanding anything to the contrary contained in this Sublease, if this Sublease terminates as a result of a default by Sublandlord under the Prime Lease or this Sublease, Sublandlord shall indemnify, defend, protect and hold harmless Subtenant from and against any and all actual out-of-pocket claims, judgments, causes of action, damages, penalties, fines, taxes, costs, liabilities, losses and expenses arising out of such termination. The foregoing indemnity shall exclude consequential damages (including, without limitation, lost profits and lost business opportunity) and any rent differential to be paid by Subtenant in leasing replacement premises, and Subtenant shall have an obligation to mitigate its actual out-of-pocket damages.

6. REPRESENTATIONS AND WARRANTIES OF SUBLANDLORD. As a materials inducement for Subtenant to enter into this Sublease, (i) Sublandlord hereby represents and warrants that as of the date first above written, neither Prime Landlord nor Sublandlord are in default (or with the mere passage

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of time of the giving of notice would ripen into a default) under the terms of the Prime Lease and that Prime Lease has not been amended, modified or altered in any respect whatsoever, except as herein noted; (ii) that a true, correct and complete copy of the Prime Lease is attached hereto as Exhibit "B" and incorporated by reference herein; (iii) Sublandlord hereby covenants and warrants that it will not make any modification, amendment or change in and to the Prime Lease that affects, impairs or otherwise prejudices the Sublease or Subtenant's rights thereunder without the express written consent of Subtenant, which shall not be unreasonably withheld or delayed; (iv) Sublandlord covenants that it will not do anything or permit anything to be done that would cause the Sublease or the Term to be terminated or forfeited; and (v) Sublandlord represents that the Premises comply with the provisions of the Americans with Disabilities Act (ADA) in effect on the Commencement Date of this Sublease.

7. RIGHT TO CURE. Notwithstanding anything in Paragraph 25 of the Prime Lease (to the extent the same is incorporated herein by reference), if Subtenant shall fail to pay rent or to otherwise satisfy a monetary obligation due under the Sublease, then such shall not give rise to Sublandlord's right to exercise its remedies under Paragraph 26 of the Prime Lease as incorporated herein by reference except until the passage of a period of ten (10) days after receipt of written notice of such failure and such failure has not been cured within such ten (10) day period.

8. ASSIGNMENT AND SUBLEASING. Except as provided in Paragraph 24(a) of the Prime Lease and in this Paragraph 8, Subtenant may not assign or encumber this Sublease, and may not sublet any part or all of the Premises, without the written consent of Prime Landlord and Sublandlord first had and obtained, which consent Sublandlord shall not unreasonably withhold, condition or delay. Notwithstanding anything in Paragraph 24 of the Prime Lease or this Sublease to the contrary, Subtenant may assign this Sublease in its entirety or sublease all or any portion of the Premises without the consent or approval of Sublandlord to (i) any partnership, corporation or other business entity which controls, or is controlled by or is under common control with Subtenant; (ii) any partnership, corporation or other business entity into or with which Subtenant shall be merged, converted, or consolidated or to which substantially all of Subtenant's assets or stock may be transferred, or to a related partnership, corporation or other business entity of Subtenant herein named; and (iii) a partnership, corporation or other business entity which is a direct successor of Subtenant owning substantially all of Subtenant's business and assets. Sublandlord shall be entitled to all "Excess Rent" received by Subtenant in connection with an assignment or sublet. As used herein, the term "Excess Rents" shall mean all rents and other consideration payable by a subtenant or assignee to Subtenant in connection with the sublease or assignment in excess of the Rent payable by Subtenant hereunder, less the costs incurred by Subtenant to effect the sublease or assignment, including, without limitation, brokerage commissions, legal fees, refurbishment and redecorating costs, and the cost of all unamortized improvements installed by Subtenant. Nothing herein shall be deemed to permit Subtenant to pay to Sublandlord less than the Rent due under this Sublease in the event of an assignment or sublet.

9. NOTICES. All notices, demands, consents and approvals which may or are to be given by

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either party to the other hereunder shall be given in the manner provided in the Prime Lease, at the addresses as shown on the signature page hereof. Sublandlord agrees and covenants to notify Subtenant of any Default under the Prime Lease or of any other event of which Sublandlord has actual knowledge which will impair or prejudice Subtenant's ability to conduct its activities at the Premises as soon as reasonably practicable following Sublandlord's receipt of notice from the Prime Landlord of a default under the Prime Lease or an act or actual knowledge of such impairment.

10. COMPLIANCE WITH NONDISCRIMINATION REGULATIONS. It is understood that it is illegal for Sublandlord to refuse to display or sublease the Premises, or to assign, surrender or sell the Prime Lease, to any person because of race, color, religion, national origin, sex, sexual orientation, marital status or disability.

11. TOXICS COMMUNICATION DISCLOSURE. Sublandlord and Subtenant each acknowledge that they have been advised that numerous federal, state, and/or local laws, ordinances and regulations ("Laws") affect the existence and removal, storage, disposal, leakage of any contamination by materials designated as hazardous or toxic ("Toxics"). Many materials, some utilized in everyday business activities and property maintenance, are designated as hazardous or toxic.

     Some of the Laws require that Toxics be removed or cleaned up by landowners, future landowners or former landowners without regard to whether the party required to pay for "clean-up" caused the contamination, owned the Property at the time the contamination occurred or even knew about the contamination. Some items, such as asbestos or PCBs, which were legal when installed, now are classified as Toxics, and are subject to removal requirements. Civil lawsuits for damages resulting from Toxics may be filed by third parties in certain circumstances.

     Sublandlord and Subtenant each acknowledge that Broker has no specific expertise with respect to environmental assessment or physical condition of the Premises, including, but not limited to, matters relating to (i) problems which may be posed by the presence or disposal of hazardous or Toxics substances on or from the Premises, (ii) problems which may be posed by the Premises being within the Special Studies Zone as designated under the Alquist-Priolo Special Studies Zone Act (Earthquake Zones), Section 2621-2630, inclusive of California Public Resources Code, and (iii) problems which may be posed by the Premises being within a HUD Flood Zone as set forth in the U.S. Department of Housing and Urban Development "Special Flood Zone Area Maps," as applicable.

     Sublandlord and Subtenant each acknowledge that Broker has not made an independent investigation or determination of the physical or environmental condition of the Premises, including, but not limited to, the existence or nonexistence of any underground tanks, sumps, piping, toxic or hazardous substances on the Premises. Subtenant agrees that it will rely solely upon its own investigation and/or the investigation of professionals retained by it or Sublandlord, and neither Sublandlord nor Subtenant shall rely upon Broker to determine the physical and environmental condition of the Premises, including, but not limited to, the existence or

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nonexistence of any underground tanks, sumps, piping, toxic or hazardous substances on the Premises. Subtenant agrees that it will rely solely upon its own investigation and/or the investigation of professionals retained by it or Sublandlord, and neither Sublandlord nor Subtenant shall rely upon Broker to determine the physical and environmental condition of the Premises or to determine whether, to what extent or in what manner, such condition must be disclosed to potential sublessees, assignees, purchasers or other interested parties.

12. TENANT IMPROVEMENTS. Sublandlord shall permit Subtenant at Subtenant's expense to make certain minor alterations and additions to the Premises prior to commencement date of the Term. Within ten (10) days from and after Sublandlord's execution of this Sublease, Subtenant shall provide Sublandlord with a set of plans and a description of its intended tenant improvements for Sublandlord's approval and Prime Landlord's approval, such tenant improvements being subject to all applicable conditions and approvals as set forth in the Prime Lease. All tenant improvements shall be installed by a licensed contractor in compliance with all applicable building codes, and otherwise in compliance with Paragraph 11 of the Prime Lease. Sublandlord's and Prime Landlord's approval of the plans for such tenant improvements shall not be unreasonably withheld, conditioned or delayed.

13. SURRENDER OF PREMISES. Subtenant shall surrender the Premises at the end of the Term in the same condition as received, ordinary wear and tear, acts of God, casualties, condemnation, Toxics (other than those stored, used or disposed of by Subtenant in or about the Premises), alterations with respect to which Subtenant has obtained specific written consent from Sublandlord and Prime Landlord to allow to remain at surrender of the premises, and alterations, improvements or additions installed by Sublandlord or others prior to the Commencement Date excepted, unless Sublandlord otherwise agrees in writing that such tenant improvements may remain within the Premises upon the expiration of the Term.

14. HAZARDOUS MATERIALS. Sublandlord shall disclose to Subtenant any known hazardous or toxic conditions or Toxics existing on, under or about the property demised and described in the Prime Lease. Notwithstanding anything to the contrary contained in this Lease, except to the extent that the Toxic in question was released, emitted, used, stored, manufactured, transported or discharged by Subtenant, or its agents, employees or contractors, Subtenant shall not be responsible for, hereby is released from and Sublandlord shall indemnify, defend with counsel reasonably acceptable to Subtenant, protect and hold Subtenant harmless with respect to, losses, costs (including reasonable attorneys' fees), damages, claims, suits, actions and causes of action with respect to any Toxic present on or about the Premises, the Building or the surrounding property, or the soil, groundwater or surface water thereof, that was released, emitted, used, stored, manufactured, transported or discharged by Sublandlord, its agents, employees or contractors. In addition, to the extent that, pursuant to Section 32(c) of the Prime Lease, Prime Landlord indemnifies Sublandlord for the cost of remediation or cleanup work required by any governmental agency to be performed on the Premises as a result of any Toxics existing on the Premises on the date of the Prime Lease, Subtenant shall be so indemnified by Sublandlord.

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15.  REPRESENTING BROKER.  The parties acknowledge that the representing broker for the Subtenant is Cawley International Commercial Real Estate Services, and the representing broker for Sublandlord is CB/Madison Advisory Group (collectively, "Brokers"). Subtenant shall pay the real estate commission to Brokers for this transaction in the amount of $101,077.20 fifty percent (50%) of which sum shall be paid by Subtenant to each Broker upon the execution of this Sublease by both Subtenant and Sublandlord and the receipt of Prime Landlord's consent. Sublandlord and Subtenant shall indemnify and hold the other harmless from any losses, damages, costs, and expenses arising out of a claim for any other brokerage commission, finders' fee or the like in connection with this Sublease.

16. ENTIRE AGREEMENT; AMENDMENTS. All prior understandings and agreements between the parties hereto are merged within this Sublease, which sets forth the entire understanding of the parties. This Sublease may not be changed, modified or amended other than by agreement in writing by the parties hereto.

17. SUCCESSORS AND ASSIGNS. The covenants and agreements herein contained shall bind and inure to the benefit of the Sublandlord, Subtenant, and their respective successors and assigns.

18. CONTINGENCY; PRIME LANDLORD'S CONSENT. The Sublease is contingent upon obtaining the written approval of the Prime Landlord. If for any reason the Prime Landlord will not permit Sublandlord to Sublease the Premises to Subtenant under the terms and conditions of this Sublease, this Sublease shall be null and void. Notwithstanding anything to the contrary contained in this Sublease, if Sublandlord has not obtained Prime Landlord's consent to this Sublease within fifteen (15) days after execution hereof by Subtenant, Subtenant shall have the right to terminate the Sublease, and Sublandlord promptly shall return to Subtenant all sums paid by Subtenant TO SUBLANDLORD in connection with its execution of this Sublease.

19. USE. Notwithstanding anything to the contrary contained in this Sublease or the Prime Lease, so long as Prime Landlord has so consented, Sublandlord shall have no objection to Subtenant's using the Premises for administrative offices and the design and electronic testing of semiconductors and related software, and all related legal uses.

20. DELIVERY OF PREMISES. Notwithstanding anything to the contrary contained in this Sublease, Sublandlord shall deliver the Premises to Subtenant in its "as-is" condition, free of debris, with all operating systems, including, without limitation, the heating, ventilating and air conditioning ("HVAC") system, and the electrical, plumbing, sewer, life safety and, if applicable, security systems (collectively, "Building Systems") serving the Premises in good working order and reasonable repair. The Premises also shall be delivered to Subtenant in good condition and repair, including, without limitation, with all broken ceiling tiles repaired or replaced, all wall damage repaired and all touch up paint completed.

21. SIGNAGE. Subtenant shall be entitled to use one-third (1/3) of the monument sign to be erected outside the Premises, and if used by Subtenant, Subtenant shall bear one-third (1/3) of the cost to erect the monument sign. Subtenant also shall have the right, at its cost, to use the two

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existing pedestal signs located outside the Premises, and to the use of the sign(s) located on the door(s) of the Premises. Subtenant's signage rights shall be exercised in accordance with applicable governmental rules, regulations and ordinances.

22. SUBLANDLORD'S OBLIGATIONS. Notwithstanding anything to the contrary contained herein, if Sublandlord shall fail to perform its obligations in accordance with the terms of the Prime Lease, Sublandlord, upon receipt of written notice from Subtenant, shall diligently attempt to enforce all obligations of Prime Landlord under the Prime Lease. If, after receipt of written request from Subtenant, Sublandlord shall fail or refuse to take action for the enforcement of Sublandlord's rights against Prime Landlord with respect to the Premises ("Action"), Subtenant shall have the right to take such Action in its own name, and for that purpose and only to such extent, all of the rights of Sublandlord as Tenant under the Prime Lease hereby are conferred upon and assigned to Subtenant, and Subtenant hereby is subrogated to such rights to the extent that the same shall apply to the Premises. If any such Action against Prime Landlord shall be barred by reason of lack of privity, nonassignability or otherwise, Subtenant may take such Action in Sublandlord's name; provided that Subtenant has obtained the prior written consent of Sublandlord, which consent shall not be unreasonably withheld or delayed, and, provided further, that Subtenant shall indemnify, protect, defend by counsel reasonably satisfactory to Sublandlord and hold Sublandlord harmless from and against any and all liability, loss, claims, demands, suits, penalties or damage (including, without limitation, reasonable attorneys' fees and expenses) which Sublandlord may incur or suffer by reason of such Action, except for any such liability, loss, claim, demand, suit, penalty or damage which Sublandlord may incur or suffer by reason of Sublandlord's negligent acts or omissions.

23. ACCESS BY SUBLANDLORD. Notwithstanding anything to the contrary in this Sublease or the Prime Lease, in entering upon the Premises pursuant to Paragraph 25 of the Prime Lease, Sublandlord shall minimize interference with Subtenant's use of the Premises to the extent possible.

24. ADDITIONAL REPRESENTATIONS AND WARRANTIES. As an inducement to Subtenant to enter this Sublease, to the best of Sublandlord's actual knowledge, and in addition to the representations and warranties set forth in Paragraph 6 above, Sublandlord represents and warrants with respect to the Premises that:

     a. There are no pending or threatened actions, suits or proceedings before any court or administrative agency against Sublandlord or Prime Landlord which could, in the aggregate, adversely affect the Premises or any part thereof or the ability of Prime Landlord to perform its obligations under the Prime Lease or of Sublandlord to perform its obligations under this Sublease, and Sublandlord is not aware of any facts which might result in any such actions, suits or proceedings except as specifically disclosed by Sublandlord to Subtenant.

     b. There is no pending or threatened condemnation or similar proceeding affecting

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          the Premises or any portion thereof, and Sublandlord has no knowledge that any such action currently is contemplated.



The foregoing representations and warranties and the representations and warranties set forth in Paragraph 6 above shall survive the expiration or earlier termination of this Sublease.

25. AUTHORIZATION TO DIRECT SUBLEASE PAYMENTS. Sublandlord hereby acknowledges that Sublandlord's failure to pay the Base Rent and other sums owing by Sublandlord to Prime Landlord under the Prime Lease will cause Subtenant to incur damages, costs and expenses not contemplated by this Sublease, especially in those cases where Subtenant has paid sums to Sublandlord hereunder which correspond in whole or in part to the amounts owing by Sublandlord or Prime Landlord under the Prime Lease. Accordingly, Subtenant shall have the right to pay all rent and other sums owing by Subtenant to Sublandlord hereunder for those items which also are owed by Sublandlord to Prime Landlord under the Prime Lease to Prime Landlord on the following terms and conditions:

     a. Subtenant has knowledge that Sublandlord has failed to make any payment required to be made by Sublandlord to Prime Landlord under the Prime Lease, and Sublandlord fails to provide adequate proof of payment within five (5) business days after Subtenant's written demand requesting such proof.

     b. Subtenant shall not prepay any amounts owing by Subtenant without the consent of Sublandlord.

     c. Subtenant shall provide to Sublandlord concurrently with any payment to Prime Landlord reasonable evidence of such payment.

     d. If Sublandlord notifies Subtenant that it disputes any amount demanded by Prime Landlord, Subtenant shall not make any such payment to Prime Landlord unless Prime Landlord has provided a three-day notice to pay such amount or forfeit the Prime Lease.

Any sums paid directly by Subtenant to Prime Landlord in accordance with this Paragraph shall be credited toward the amounts payable by Subtenant to Sublandlord under this Sublease.

26. RIGHT TO CURE. In the event that Sublandlord defaults in the performance or observance of any of Sublandlord's remaining obligations under the Prime Lease, or fails to perform Sublandlord's stated obligations under this Sublease to enforce, for Subtenant's benefit, Prime Landlord's obligations under the Prime Lease, then Subtenant shall give Sublandlord notice specifying in what manner Sublandlord has defaulted, and if such default shall not be cured by Sublandlord within five (5) business days with respect to payment of Base Rent or Additional

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Rent due under the Prime Lease, and within thirty (30) days with respect to non-monetary defaults (except that if such non-monetary default cannot be cured with said thirty (30) day period, this period shall be extended for an additional reasonable time, provided that Sublandlord commences to cure such default within such thirty (30)-day period and proceeds diligently thereafter to effect such cure as quickly as possible), then, in addition, Subtenant shall be entitled, at Subtenant's option, to cure such default and promptly collect from Sublandlord Subtenant's reasonable expenses in so doing (including, without limitation, reasonable attorneys' fees and court costs). Subtenant shall not be required, however, to wait the entire cure period described herein if earlier action is required to comply with the Prime Lease or with any applicable governmental law, regulation or order. Sublandlord shall not be deemed hereunder to guarantee that Prime Landlord shall accept Subtenant's cure. If Prime Landlord fails to accept Subtenant's cure, Sublandlord shall be obligated to reimburse Subtenant under this Paragraph only for the actual out-of-pocket costs incurred by Subtenant in attempting to effect the cure. By way of example only and not by way of limitation, if Prime Landlord fails to accept Subtenant's payment of monetary sum owing by Sublandlord to Prime Landlord under the Prime Lease, and Subtenant incurs no actual, out-of-pocket costs (i.e., legal fees) in connection with its attempt to cure, Sublandlord shall have no reimbursement obligation hereunder with respect thereto. Nothing herein shall be deemed to prevent Subtenant from exercising its rights under Paragraphs 5 or 27.b. in the event of an uncurred default by Sublandlord.

27.  Indemnification.

     a. Notwithstanding anything to the contrary contained in this Sublease or the Prime Lease, except to the extent caused by the negligence or willful misconduct of Sublandlord, its agents, employees, contractors or invitees, Subtenant shall indemnify, defend by counsel reasonably satisfactory to Sublandlord and hold Sublandlord harmless from and against any and all claims, liabilities, judgments, causes of actions, damages, costs and expenses (including, without limitation, reasonable attorneys' and experts' fees) caused by or arising in connection with: (i) the use or occupancy of the Premises by Subtenant; (ii) a breach of Subtenant's obligations under this Sublease; (iii) the negligence or willful misconduct of Subtenant or its agents, employees, contractors or invitees; or (iv) a breach of Subtenant's obligations under the Prime Lease to the extent those obligations are Subtenant's as incorporated in this Sublease.

     b. Notwithstanding anything to the contrary contained in this Sublease or the Prime Lease, except to the extent caused by the negligence or willful misconduct of Subtenant, its agents, employees, contractors or invitees, Sublandlord shall indemnify, defend with counsel reasonably acceptable to Subtenant and hold Subtenant harmless from and against any and all claims, liabilities, judgments, causes of action, damages, costs and expenses (including, without limitation, reasonable attorneys' and expert fees) caused by or arising in connection with: (i) a breach of Sublandlord's obligations under this Sublease; (ii) a breach of Sublandlord's obligations under the Prime Lease to the extent those obligations are not Subtenant's as incorporated in this Sublease; or (iii) the negligence or willful misconduct of Sublandlord, its employees, contractors, agents or invitees.

28. SUBLANDLORD'S DEFAULT. If Sublandlord voluntarily terminates the Prime Lease for reasons other than due to destruction and damage of the Premises (Section 22(b) of the Prime Lease) or to condemnation (Section 23 of the Prime Lease), and Prime Landlord does not consent to a direct lease with Subtenant upon all of the terms and conditions of this Sublease, such voluntary termination shall be deemed a default under this Sublease, and Subtenant shall be entitled to indemnification (expressly excluding injunctive relief) from Sublandlord with respect thereto pursuant to the provisions of Paragraph 5 of this Sublease.




     IN WITNESS WHEREOF, the parties hereto have executed the sublease as of the date and year first written above.

        Sublandlord: GLOBAL VILLAGE COMMUNICATION, INC.

               By: /s/ Marc E. Linden
                  --------------------------------------------
                     Marc E. Linden
                     Senior VP Finance, Business Development
                     Chief Financial Officer

Date:   12/4/97
     ---------------


               Notice Address:     1144 East Arques Avenue
                                   Sunnyvale, California 94086



               Subtenant:          OAK TECHNOLOGY, INC.
                                   A Delaware Corporation

               By:        Sidney S. Faulkner
                  -------------------------------------------
                     Name
                     Its  VP/CFO

Date:  12/4/97
     -----------------

               Notice Address:     139 Kifer Court
                                   Sunnyvale, California 94086

                                EXHIBIT A

                                  [MAP]

                                      EXHIBIT B

                                             1144 East Arques Avenue
                                             Sunnyvale, California

                               FIRST AMENDMENT TO LEASE

              BETWEEN HERMAN CHRISTENSEN, JR. AND RAYMOND P. CHRISTENSEN

                                       LANDLORD

                    AND GLOBAL VILLAGE COMMUNICATION, INC., TENANT

                                 DATED JULY 14, 1994


     It is hereby agreed that the subject lease is amended as follows:

     1. The premises at 1154 East Arques, Sunnyvale, being 54,505 square feet of space in "as is" condition (erroneously indicated as 54,585 square feet in the lease) as shown on attached
          Exhibit A together with outside areas set forth in paragraph
          44 of the lease and parking set forth in paragraph 45 of the lease and in paragraph 4 below, are hereby added to the premises under this lease effective November 1, 1995. Tenant may for the purpose of installing tenant improvements occupy the new premises commencing September 1, 1995, subject to all terms and conditions of the lease except that no base rental or allocation for operating expenses shall be payable for the months of September and October, 1995.

     2. Paragraph 4(a) of this lease, "Base Rent", is amended to read that the monthly installments of rent shall be as specified below:

          PERIOD                             BASE RENTAL/MONTH/NNN
          ------                             ---------------------
     October 15, 1994-August 14, 1995        $
     August 15, 1995-October 31, 1995        $
     November 1, 1995-August 14, 1996        $
     August 15, 1996-August 14, 1997         $
     August 15, 1997-August 14, 1998         $
     August 15, 1998-July 14, 1999           $
     July 15, 1999-April 14, 2000            $

     Base Rent shall be payable in advance on the first of the month and shall be payable in the amounts shown in Exhibit C.

     3.   Paragraph 4(c)(2) of this lease is amended as follows:

          a)   Effective November 1, 1995, Tenant's share of the
               specified expenses shall be     % instead of     %.

          b) Tenant's share of the specified expenses shall not exceed the amounts shown below for the following periods instead of those amounts shown in paragraph 4(c)(2):

     October 15, 1994-December 31, 1995      $
     January 1, 1996-December 31, 1996       $
     January 1, 1997-December 31, 1997       $
     January 1, 1998-December 31, 1998       $
     January 1, 1999-December 31, 1999       $
     January 1, 2000-April 14, 2000          $

     4. Paragraph 45 is amended to substitute the number 484 in the second and third sentences for 280 effective November 1, 1995. The parking spaces are shown in Exhibit B attached to this addendum.

     5. In connection with the addition of the 54,505 square feet covered by this amendment, Landlord shall provide an allowance for the planning and construction of tenant improvements of $______ in the subject 54,505 square feet. In addition, Landlord shall provide an additional $_____ for this area to correct non conformities with current codes as required by governmental authorities and to apply moisture sealant under floor tiles. The total amount (a maximum of $_____) shall be known as the Tenant Improvement Allowance and shall be the maximum contribution by Landlord for Tenant Improvement Costs including correcting non conformities to codes or any other deficiencies. Should the actual cost of planning and constructing those Tenant Improvements depicted on the Final Plans and Specifications be less than the Tenant Improvements Allowance, the Allowance shall be reduced to an amount equal to the actual costs. In addition, Landlord shall, if requested to do so by Tenant at the time of determining the final cost of Tenant Improvements, provide an additional allowance of up to _____ per square foot or $_____ ($_____ x 54,505 square ft.) for the sole purpose of constructing tenant improvements in the 54,505 square foot area. Tenant shall reimburse Landlord for the additional Tenant Improvement funds ($_____) as specified in paragraph 47 except that amortization shall be over 53.4667 months at _____ percent per annum. All other applicable procedures specified in paragraph 47 shall be followed in the planning and construction of the tenant improvements in the 54,505 square foot area.

     6. If the Landlord cannot deliver possession of the new premises on September 1, 1995, this amendment to lease shall not be void or voidable, nor shall Landlord or Landlord's agent be liable to Tenant for any loss or damage resulting therefrom. Tenant shall not be liable for Rent until two months after Landlord delivers possession of the new Premises to Tenant. The expiration date of the Term of the Lease (April 14, 2000) shall be extended by the same number of days that Tenant's possession of the Premises is delayed.

     7. The premises at 1154 East Arques, Sunnyvale have been inspected and are accepted by Tenant in "As Is" condition with the following exceptions:

               a) These premises shall be received in "broom clean" condition with the carpets vacuumed,

               b) All holes in walls to remain as part of Tenant's improvements shall be repaired,

               c) The roof shall be inspected by a reputable roofing contractor selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld. If Landlord disagrees with the findings of said inspection, Landlord may also have a reputable roofing contractor inspect the premises and if the findings and repairs recommended by the second contractor differ from the first, the two contractors shall meet and agree upon recommended repairs. Repairs recommended and agreed upon by these inspections to place the roof in good condition prior to November 1, 1995 shall be accomplished with the cost to be borne by the Landlord. Landlord shall pay for all repairs to the roof and roof membrane covering the premises at 1154 East Arques not caused by the actions of Tenant, for the period starting September 1, 1995 and ending April 30, 1996.

               d) The HVAC equipment on the roof serving 1154 East Arques shall be inspected by a reputable HVAC contractor selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld. If Landlord disagrees with the findings of said inspection, Landlord may also have a reputable HVAC contractor inspect the premises, and if the findings and repairs recommended by the second contractor or differ from the first, the two contractors shall meet and agree upon recommended repairs. The repairs recommended and agreed upon by these inspections to place this HVAC equipment in good condition shall be accomplished prior to November 1, 1995 with the cost to be borne by Landlord.

               e) All repairs to the parking area added to the premises under lease by this amendment and serving the premises at 1154 East Arques not caused by the actions of Tenant shall be paid for by Landlord for the period starting September 1, 1995 and ending October 31, 1996.

          All other terms and conditions of the original lease shall remain in full force and effect.


LANDLORD                                   TENANT

   Herman Christensen, Jr. and             Global Village Communication, Inc.
   Raymond P. Christensen

/s/ Herman Christensen, Jr.                  By /s/ James M. Walker
-------------------------------                 -------------------------------
Herman Christensen, Jr.


/s/ Raymond P. Christensen                      V.P. Finance
--------------------------------                -------------------------------
Raymond P. Christensen                          Title


801 American St.
San Carlos, CA 94070

6/22/95
-----------------------------
Date

                                EXHIBIT A

                                  [MAP]

                                EXHIBIT B

                                  [MAP]

                                EXHIBIT B

                                  [MAP]

                                      EXHIBIT C

                              BASE RENT PAYMENT SCHEDULE


PERIOD                                  BASE MONTHLY RENT   # OF MONTHS
-------------------------------------------------------------------------------------
10/15/94 - 10/31/94 paid on execution   $

11/01/94 - 07/31/95

08/01/95 - 08/31/95
     8/01 - 8/14/95(14/31 of
     8/15 - 8/31/95(17/31 of

09/01/95 - 10/31/95

11/01/95 - 07/31/96

08/01/96 - 08/31/96
     8/01 - 8/14/96(14/31 of
     8/15 - 8/31/96(17/31 of

09/01/96 - 7/31/97

08/01/97 - 08/31/97
     8/01 - 8/14/97(14/31 of
     8/15 - 8/31/97(17/31 of

09/01/97 - 07/31/98

08/01/98 - 08/31/98
     8/01 - 8/14/98(14/31 of
     8/15 - 8/31/98(17/31 of

09/01/98 - 06/30/99

07/01/99 - 07/31/99
     7/01 - 7/14/99(14/31 of
     7/15 - 7/31/99(17/31 of

08/01/99 - 03/31/2000

4/01/2000 - 4/14/2000(14/30 of                          _____

                                   Months    66

                                   LEASE AGREEMENT

     This Lease Agreement is made and entered into by and between HERMAN CHRISTENSEN, JR. and RAYMOND P. CHRISTENSEN, jointly, the Landlord, and GLOBAL VILLAGE COMMUNICATION, INC., a Delaware Corporation, Tenant, as of this 14th day of July, 1994.

     1. DEMISE: In consideration of the rents and all other charges and payments payable by Tenant, and for the agreements, terms and conditions to be performed by Tenant in this Lease, LANDLORD DOES HEREBY LEASE TO TENANT, AND TENANT DOES HEREBY HIRE AND TAKE FROM LANDLORD, the Premises described below (the "Premises"), upon the agreements, terms and conditions of this Lease for the Term hereinafter stated.

     2. PREMISES: The Premises demised by this Lease are approximately 73,648.6 square feet of space in the building at 1144 East Arques Avenue, Sunnyvale, California, as shown on attached EXHIBIT A being in "as is" condition together with the outside areas to the extent set forth in paragraph 44 below and parking set forth in paragraph 45 below. No easement for light or air is incorporated in the Premises.

     The Premises demised by this Lease shall also include the Tenant Improvements on the terms and conditions set forth.

     3. TERM: The term of this Lease (the "Term") shall be for the period of 66 months commencing on October 15, 1994.

          Early possession of the Premises for the purpose of constructing tenant improvements shall be on July 15, 1994, and subject to Addendum Two.

     4.   RENT:

          (a) BASE RENT. Tenant shall pay to Landlord, in advance on the first day of each calendar month, without further notice or demand and without offset or deduction, the monthly installments of rent specified below:


          Full Calendar Months     Base Rental/Month/NNN
           1-10
          11-22
          23-34
          35-46
          47-57
          58-66

     However, in order to have rent payable on the first day of each calendar month, upon execution of this Lease, Tenant shall pay to Landlord base rental and additional rent for the period October 15 through October 31, 1994 and the Security Deposit hereafter set forth.

          (b) ADDITIONAL RENT. In addition to the Base Rent, Tenant shall pay to Landlord, in accordance with this Paragraph 4, Tenant's proportionate share of the following items related to the Building, the Property, and/or the Outside Area (as defined in Paragraph 4(b)(3)) (the "Additional Rent").

               (1) TAXES AND ASSESSMENTS. All real estate taxes and assessments applicable to the Term. Real estate taxes and assessment shall include any form of assessment, license, fee, tax, levy, penalty (if a result of Tenant's delinquency), or tax (other than net income, estate, succession, inheritance, transfer or franchise taxes), imposed by any authority having the direct or indirect power to tax or by any city, county, state or federal government or any improvement or other district or division thereof, whether such tax is (i) determined by the area of the Premises, the Building or the Property, or any part thereof or the Rent and other sums payable hereunder by Tenant, including, but not limited to, any gross income or excise tax levied by any of the foregoing authorities with respect to receipt of Rent or other sums due under this Lease; (ii) upon any legal or equitable interest of Landlord in the Premises, the Building or the Property, or any part thereof; (iii) upon this transaction or any document to which Tenant is a party creating or transferring any interest in the Premises, the Building or the Property; (iv) levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes against the Premises, the Building or the Property, whether or not now customary or within the contemplation of the parties; or (v) surcharge against the parking area. Tenant and Landlord acknowledge that Proposition 13 was adopted by the voters of the State of California in June, 1978 election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such purposes as fire protection, street, sidewalk, road, utility construction and maintenance, refuse removal and for other governmental services which may formerly have been provided without charge to property owners or occupants. It is the intention of the parties that all new and increased assessments, taxes, fees, levies and charges due to Proposition 13 or any other cause are to be included within the definition of real property taxes for purposes of this Lease.

               (2) INSURANCE. All insurance premiums, including premiums for "all risk", fire and extended coverage (including earthquake endorsements) insurance for the Building, public liability insurance, other insurance as Landlord deems necessary, and any deductibles paid under policies of any such insurance.

               (3) OUTSIDE AREAS EXPENSES. All costs to operate, manage, maintain, repair, supervise, insure (including provision of public liability insurance) and administer the areas outside of the Building ("Outside Areas"), including but not limited to, watering, fertilizing, landscaping, tree work, spraying, window washing of exterior window surfaces, plant and tree replacement, lighting, building alarm system, repair of paving and sidewalks, striping, clean-up and sweeping.

               (4) PARKING CHARGES. Any parking charges or other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any governmental authority or insurer in connection with the use or occupancy of the Building, the Outside Areas and/or the Property.

               (5) MAINTENANCE AND REPAIR OF BUILDING. All costs to maintain, repair, and replace the building, including structural portions of the roof, the roof coverings, the foundations, the floor slab, the load bearing walls, and the exterior walls (including the painting thereof) of the Building, and all costs to maintain, repair and replace all utility and plumbing systems, fixtures and equipment located outside the Building. Notwithstanding said provisions, the cost of any improvement or replacement to the building under this sub-paragraph, which exceeds $25,000.00 in cost and which has a useful life of more than 5 years, shall be amortized on a straight-line basis together with interest thereon at the rate of 8-1/2% per annum, and only the amortized portion of such cost and interest shall be included in costs recoverable by Landlord. Also notwithstanding anything to the contrary, Landlord shall not recover any costs in excess of $5,000.00 per repair or replacement incurred in maintaining, repairing or replacing the exterior load bearing walls, foundation, and structural components of the roof. The portion of any such costs up to $5,000.00 per repair or replacement, shall be passed through to Tenant.

               (6) MANAGEMENT AND ADMINISTRATION. All costs for management and administration of the Building and the Property, including a property management fee, accounting, auditing, billing, postage, employee benefits, payroll taxes, etc. All such expenses shall be reasonable and in accordance with good management practices and shall not exceed 1% of annual Base Rent.

          (c)  ALLOCATION OF COSTS.

               (1) If said real estate taxes and assessments are assessed against the entire building and building site, each of greater extent than the "Premises", the taxes and assessments allocated to the leased premises shall be pro-rated on a square footage or other equitable basis, as calculated by Landlord, such as the tax assessor's relative valuations. If the assessed value of the Landlords premises is increased by the inclusion therein of a value placed upon the personal property or improvements of the Tenant, and if the Landlord pays the taxes based on such increased assessment, the Tenant shall, upon demand, repay to the Landlord the portion of such taxes resulting from such increase in assessment. In the event the Premises and any improvements installed therein by Tenant or Landlord are valued by the assessor disproportionately higher or lower than those of other Tenants in the building or parcel, Tenant's share of the property taxes shall be readjusted upwards or downwards accordingly, and Tenant agrees to such readjusted share. Such determination shall be made by Landlord from the respective valuations assigned in the assessor's work sheet or such other information as may be reasonably available. Landlord's reasonable determination thereof, in good faith, shall be conclusive. Increase in real estate taxes due to reappraisal because of transfer of Landlord's interest to a third party, shall not be charged to Tenant under this sub-paragraph (c)(1).

               (2) Insurance, Outside Areas Expenses, Parking Charges, Maintenance and repair of building, and management and administration expense shall be charged to Tenant in proportion to that portion of the total rentable building area on the site rented by Tenant hereunder. Until further buildings on the site are completed, Tenant's share shall be calculated as 73,648.6 square feet/163,706 square feet or 44.99%. Tenants share of expenses for insurance, outside area and management and administration shall not exceed the amounts shown below for the following periods:

     October 15, 1994-December 31, 1995 -
     January 1, 1996-December 31, 1996  -
     January 1, 1997-December 31, 1997  -
     January 1, 1998-December 31, 1998  -
     January 1, 1999-December 31, 1999  -
     January 1, 2000-April 14, 2000     -

Any excess of Tenant's share of expenses over said amounts, shall be carried forward to the next succeeding year.

          (d)  PAYMENT OF ADDITIONAL RENT.

               (1) Upon execution of this Lease, Landlord shall submit to Tenant an estimate of monthly Additional Rent for the period between October 15, 1994 and the following December 31 and Tenant shall pay such estimated Additional Rent in advance on a monthly basis concurrently with the payment of the Base Rent. Tenant shall continue to make said monthly payments until notified by Landlord of a change therein. By March

1 of each calendar year, Landlord shall endeavor to provide to Tenant a statement showing the actual Additional Rent due to Landlord for the prior calendar year, prorated from the Commencement Date during the first year. If the total of the monthly payments of Additional Rent that Tenant has made for the prior calendar year (or portion thereof during which this Lease was in effect) is less than the actual Additional Rent chargeable to Tenant for such prior calendar year, then Tenant shall pay the difference in a lump sum within thirty
(30) days after receipt of such statement from Landlord. Any overpayment by Tenant of Additional Rent for the prior calendar year shall be promptly refunded to Tenant no later than April 15.

               (2) The actual Additional Rent for the prior calendar year shall be used for purposes of calculating Tenant's monthly payment of estimated Additional Rent for the current year, subject to adjustment as provided above, except that in any year in which resurfacing of the parking area or material roof repairs are planned, Landlord may include the estimated cost of such work in the estimated monthly Additional Rent. Landlord shall make final determination of Additional Rent for the year in which this Lease terminates as soon as possible after termination. Tenant shall remain liable for payment of any amount due to Landlord in excess of the estimated Additional Rent previously paid by Tenant, and conversely, Landlord shall promptly return to Tenant any overpayment, even though the Term has expired and Tenant has vacated the Premises. Failure of Landlord to submit statements as called for herein shall not be deemed a waiver of Tenant's obligation to pay Additional Rent as herein provided. Tenant shall have the right to review and audit Landlord's records relating to Additional Rent at Tenant's expense, at Landlord's business office, provided Tenant has given Landlord reasonable prior notice.

          (e) GENERAL PAYMENT TERMS. The Base Rent, Additional Rent and all other sums payable by Tenant to Landlord hereunder are referred to as the "Rent". All Rent shall be paid without deduction, offset or abatement in lawful money of the United States of America. Rent for any partial month during the Term shall be prorated for the portion thereof falling due within the Term.

     5. LATE CHARGE: Notwithstanding any other provision of this Lease, Tenant hereby acknowledges that late payment to Landlord of Rent, or other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. If any Rent or other sums due from Tenant are not received by Landlord or by Landlord's designated agent within ten (10) days after their due date, then Tenant shall pay to Landlord a late charge equal to six percent (6%) of such overdue amount, plus any attorneys' fees incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due hereunder. Landlord and Tenant hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of Tenant's late payment. Landlord's acceptance of such late charges shall not constitute a waiver of Tenant's default with respect to such overdue amount or estop Landlord from exercising any of the other rights and remedies granted under this Lease.

     Initials: Landlord  /s/ HC    Tenant /s/ JW
                         /s/ RC
                     ----------           --------

     6. SECURITY DEPOSIT: Concurrently with Tenant's execution of the Lease, Tenant shall deposit with Landlord the Security Deposit in the amount of $57,300. as security for the full and faithful performance of each and every term, covenant and condition of this Lease. Landlord may use, apply or retain the whole or any part of the Security Deposit as may be reasonably necessary (a) to remedy Tenant's default in the payment of any Rent, (b) to repair damage to the Premises caused by Tenant, (c) to clean the

Premises upon termination of this Lease, (d) to reimburse Landlord for the payment of any amount which Landlord may reasonably spend or be required to spend by reason of Tenant's default, or (e) to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. Should Tenant faithfully and fully comply with all of the terms, covenants and conditions of this Lease, within thirty (30) days following the expiration of the Term, the Security Deposit or any balance thereof shall be returned to Tenant or, at the option of Landlord, to the last assignee of Tenant's interest in this Lease. Landlord shall deposit said Security Deposit in a savings account in a bank or savings and loan institution, and Tenant will be entitled to interest thereon at the rate paid by the savings institution, payable to Tenant at the termination of the lease. If Landlord so uses or applies all or any portion of said deposit, within ten (10) days after written demand therefor Tenant shall deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full extent of the above amount, and Tenant's failure to do so shall be a default under this Lease. In the event Landlord transfers its interest in this Lease, Landlord shall transfer the then remaining amount of the Security Deposit to Landlord's successor in interest, and thereafter Landlord shall have no further liability to Tenant with respect to such Security Deposit.

     7.   POSSESSION:

          (a) TENANT'S RIGHT OF POSSESSION. Tenant shall be entitled to occupancy of the Premises for fixturation commencing at the Early Occupancy Period (See Addendum Two).

          (b) DELAY IN DELIVERING POSSESSION. If Landlord cannot deliver possession of the Premises to Tenant at the commencement of the Term, i.e., on October 15, 1994, this Lease shall not be void or voidable, nor shall Landlord, or Landlord's agents be liable to Tenant for any loss or damage resulting therefrom. Tenant shall not be liable for Rent until Landlord delivers possession of the Premises to Tenant. The expiration date of the Term shall be extended by the same number of days that Tenant's possession of the Premises is delayed.

     8.   USE OF PREMISES:

          (a) PERMITTED USES. The Premises shall be used only for R & D, general office, sales, administration, shipping/receiving, storage and light manufacturing, to the extent permitted by governmental regulations. No printed circuit board manufacture or wafer fabrication shall be permitted, or any activities involving toxic substances, except that Tenant shall be permitted to use customary office products and cleansers and minor quantities of cleaners and solvents in connection with its business, but subject as to such cleaners and solvents, the prior written consent of Landlord, which shall not be unreasonably withheld.

          (b) COMPLIANCE WITH GOVERNMENTAL REGULATIONS. Tenant shall, at Tenant's expense, faithfully observe and comply with all Municipal, State and Federal statutes, rules, regulations, ordinances, requirements, and orders, now in force or which may hereafter be in force pertaining to the Premises or Tenant's use thereof, including without limitation, any statutes, rules, regulations, ordinances, requirements, or orders requiring installation of fire sprinkler systems and removal of asbestos placed on the Premises by Tenant, whether substantial in cost or otherwise, and all recorded covenants, conditions and restrictions affecting the Property ("Private Restrictions") now in force or which may hereafter be in force; provided that no such future Private Restrictions shall materially affect Tenant's use and enjoyment of the Premises or Property and provided, however, that Tenant shall not be required to make structural changes to the Premises or Building not related to

Tenant's specific use of the Premises unless the requirement for such changes is imposed as a result of any improvements or additions made or proposed to be made at Tenant's request. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such rule, regulation, ordinance, statute or Private Restrictions, shall be conclusive of that fact as between Landlord and Tenant.

     9. ACCEPTANCE OF PREMISES. By execution hereof, Tenant accepts the Premises as suitable for Tenant's intended use and as being in good and sanitary operating order, condition and repair; AS IS, and without representation or warranty by Landlord as to the condition, or use or occupancy which may be made thereof. Any exceptions to the foregoing must be by written agreement executed by Landlord and Tenant, and specifically set forth in Addendum One.

     10. SURRENDER: Tenant agrees that on the termination of this Lease, Tenant shall surrender the premises in the same condition as herein agreed they have been received, damage caused by war, earthquake and ordinary wear and tear excepted but with carpets vacuumed and other floors "broom clean". At the time of termination of this lease, Landlord may require any or all of the alterations or additions installed by Tenant or by Landlord for the benefit of Tenant at Tenant's request to be removed and the premises restored to their original condition, whether or not said alterations or additions have become part of the premises under paragraph 11 hereof. Notwithstanding the foregoing, Tenant shall not be required to remove the Tenant Improvements made at the commencement of the Term, and subsequent alterations and improvements unless (I) Tenant has not requested Landlord's consent to them (whether or not such consent is required) or, (II) Tenant has requested such consent and Landlord has notified Tenant, at the time of Tenant's request for consent that such removal will be required. Upon surrender of the premises, either at the expiration of the term or otherwise, Lessee agrees to remove all personal property and rubbish from the premises; but if not so removed by Tenant, Landlord may have the same removed at Tenant's expense. All property of Tenant not so removed, unless such non-removal is consented to by Landlord, shall be deemed abandoned by Tenant, provided that in such event Tenant shall remain liable to Landlord for all costs incurred in storing and disposing of such abandoned property of Tenant. If the Premises are not surrendered at the end of the term or sooner termination of this lease, Tenant hereby indemnifies Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay. In the event of surrender of this lease, Landlord shall have the option of terminating all existing sub-leases or of assigning said subleases to Landlord.

     11.  ALTERATIONS AND ADDITIONS:

          (a) Except for non-structural interior alterations and additions costing less than $15,000.00 per alteration or addition, Tenant shall not make, or permit to be made, any alteration or addition to the Premises, or any part thereof, without the prior written consent of Landlord, such consent not to be unreasonably withheld. Landlord's failure to disapprove proposed alterations or additions within 10 working days after Landlord's receipt of the request for approval, shall be deemed approval. Normal repair and maintenance work shall not be deemed to be an alteration or addition to the Premises.

          (b) Any alteration or addition to the Premises (including those in subparagraph (a)) shall be at Tenant's sole cost and expense, in compliance with all applicable laws and requirements requested by Landlord, and in accordance with plans and specifications submitted in writing to Landlord and approved as to alterations and additions costing over $15,000.00.

          (c) All additions, alterations or improvements, including, but not limited to, heating, lighting, electrical, air conditioning, fire extinguishers, lighting fixtures, ballasts, light globes, and tubes, hot water heaters, fixed partitioning, drapery, wall covering and paneling, built-in cabinet work and carpeting installations made by Tenant, together with all property that has become an integral part of the Building, shall at once be and become the property of Landlord, and shall not be deemed trade fixtures, but any or all are subject to removal pursuant to paragraph 10 hereof. Notwithstanding the foregoing, the following Tenant improvements, if paid for by Tenant and not included in the Tenant Improvement Allowance, namely telecommunication and computer-related equipment, including specialized flooring, cabling, air conditioning equipment (for the sole purpose of cooling said computers), may be removed by Tenant so long as Tenant repairs any damage caused by such removal.

          (d) Tenant agrees not to proceed to make such alterations or additions, notwithstanding consent from Landlord to do so, until five (5) days after Tenant's receipt of such consent.

     12.  MAINTENANCE OF PREMISES:

          (a) MAINTENANCE BY TENANT. Throughout the Term, Tenant shall, at its sole expense, (1) keep and maintain in good order, condition, and repair, and to repair and to replace the Premise, and every part thereof, including glass, windows, window frames, skylights, door closers, locks, storefronts, interior and exterior doors and door frames, and the interior of the Premises, (excepting only those portions of the Building to be maintained by Landlord, as provided in Paragraph 12(c) below), (2) keep and maintain in good order and condition, repair, and replace all utility and plumbing systems, fixtures and equipment, including without limitation, electricity, gas, HVAC, water, and sewer, located in or on the Premises, and furnish all expendables, including fluorescent tubes, ballasts, light bulbs, paper goods and soaps, used in the Premises, (3) repair all damage to the Building or the Outside Areas caused by the negligence or willful misconduct of Tenant or its agents, employees, contractors or invitees or other persons, including vandals. Tenant shall not do anything to cause any damage, deterioration or unsightliness to the Building and the Outside Areas. Tenant also agrees to maintain and pay for a service contract which meets the manufacturer's recommendations of the air conditioning and heating systems installed in the leased premises. Landlord reserves the right to hire a licensed HVAC contractor to inspect annually the heating and air conditioning system. If this contractor finds deficiencies in the condition of this system, Tenant agrees to make all repairs and corrections within a reasonable period of time at Tenant's expense, and after 30 days notice pay the cost of the inspections by Landlord's contractor. If no deficiencies are found, Landlord shall pay for the cost of the inspections.

          (b) LANDLORD'S RIGHT TO MAINTAIN AND REPAIR AT TENANT'S EXPENSE. Notwithstanding the foregoing, Landlord shall have the right, but not the obligation, at Tenant's expense, to enter the Premises and perform Tenant's maintenance, repair and replacement work. Within thirty (30) days after invoice therefor from Landlord, Tenant shall pay all reasonable costs and expenses incurred by Landlord in connection with such maintenance, repair and replacement work. Landlord shall have the right to perform Tenant's maintenance, repair and replacement work only if Tenant fails to take appropriate remedial action within ten (10) days after receiving written notice from Landlord specifying the nature of Tenant's failure to comply with

Paragraph 12(a) of the Lease. Notwithstanding the foregoing, if Tenant's failure to maintain, repair or replace as required by Paragraph 12(a) of the Lease creates an immediate danger of material further damage to the Premises, Landlord shall not be required to give the notice to Tenant set forth in the previous sentence.

          (c) MAINTENANCE BY LANDLORD. Subject to the provisions of Paragraphs 12(a), 22 and 23, and further subject to Tenant's obligation under Paragraph 4 to reimburse Landlord, in the form of Additional Rent, for Tenant's Proportionate Share of the cost and expense of the following items, Landlord agrees to repair and maintain the following items: the structural portions of the roof and the roof coverings (provided that Tenant installs no additional air conditioning or other equipment on the roof that damages structural portions of the roof or the roof coverings), the foundation, the floor slab, the load bearing walls, and the exterior walls (excluding any glass therein but including the painting thereof) of the Building; the utility and plumbing systems, (including fountain and sewer lines), fixtures and equipment located outside the Building; and the parking areas, landscaping, sprinkler systems, alarm system, sidewalks, driveways, curbs, and lighting systems in the Outside Areas. Landlord shall not be required to repair or maintain conditions due to any act, negligence or omission of Tenant or its agents, contractors, employees or invitees. Landlord's obligation hereunder to repair and maintain is subject to the condition precedent that Landlord shall have received written notice of the need for such repairs and maintenance. Tenant shall promptly report in writing to Landlord any defective condition known to it which Landlord is required to repair.

          (d) TENANT'S WAIVER OF RIGHTS. Tenant hereby expressly waives all rights to make repairs at the expense of Landlord or to terminate this Lease, as provided for in California Civil Code Sections 1941 and 1942, and 1932 (l), respectively, and any similar or successor statute or law in effect or any amendment thereof during the Term.

          (e) INITIAL 12 MONTH MAINTENANCE BY LANDLORD. Landlord shall pay at its expense for all repairs to the five Trane gas heaters and the five Trane air conditioning units on the roof, less a $250.00 deductible for each call for repairs, for the first twelve months after October 15, 1994, provided Tenant gives Landlord 24 hours advance written notice of said need for repairs. Landlord shall have the right to contract for said repairs, within a reasonable period. Landlord shall also pay at its expense for all repairs to the roof, roof membrane, and parking lot for the first twelve months after October 15, 1994.

     This obligation of Landlord shall also extend to replacement of any material, if repairs are not feasible.

     Excluded from this obligation are any repairs or replacement directly caused by Tenant, and its construction or misuse of the Premises.

     The cost to Landlord under this Paragraph 12(e) shall not be passed through to Tenant under Paragraphs 4(b)(5) and 12(a).

     13. LANDLORD'S INSURANCE: Landlord shall purchase and keep in force fire, extended coverage and "all risk" insurance covering the Building, and earthquake coverage at the option of the Landlord. Tenant shall, at its sole cost and expense, comply with any and all reasonable requirements pertaining to the Premises of any insurer necessary for the maintenance of reasonable fire and public liability insurance, covering Building and appurtenances. Landlord, at Tenant's cost, may maintain "Loss of Rents" insurance, insuring that the Rent will be paid in a timely manner to Landlord for a period of at least twelve (12) months if the Premises are destroyed or rendered unusable or inaccessible by any cause insured against under this Lease. The premium for such Loss of Rents insurance shall be Additional Rent as set forth in Paragraph 4(b)(2).

     14.  TENANT'S INSURANCE:

          (a) PUBLIC LIABILITY INSURANCE. Tenant shall, at Tenant's expense secure and keep in force a "broad form" public liability insurance and property damage policy covering the Premises and the Outside Areas, insuring Tenant, and naming Landlord and its lenders as additional insureds, against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all Outside Areas. The minimum limit of coverage of such policy shall be in the amount of not less than One Million Dollars ($1,000,000.) for injury or death of one person in any one accident or occurrence and in the amount of not less than One Million Dollars ($1,000,000.) for injury or death of more than one person in any one accident or occurrence, shall include an extended liability endorsement providing contractual liability coverage (which shall include coverage for Tenant's indemnification obligations in this Lease), and shall contain a severability of interest clause or a cross liability endorsement. Such insurance shall further insure Landlord and Tenant against liability for property damage of at least One Million Dollars ($1,000,000.). The limit of any insurance shall not limit the liability of Tenant hereunder. No policy shall be cancelable or subject to reduction of coverage, without at least thirty (30) days prior written notice to Landlord, and loss payable clauses shall be subject to Landlord's approval. Such policies of insurance shall be issued as primary policies and not contributing with or in excess of coverage that Landlord may carry, by an insurance company authorized to do business in the State of California for the issuance of such type of insurance coverage and rated A:XIII or better in BEST'S KEY RATING GUIDE. A copy of said policy or a certificate evidencing to Landlord's reasonable satisfaction that such insurance is in effect shall be delivered to Landlord upon commencement of the Term, and thereafter whenever said policies are renewed or modified, and also whenever Landlord shall reasonable request.

          (b) PERSONAL PROPERTY INSURANCE. Tenant shall maintain in full force and effect on all of its fixtures and equipment on the Premises, a policy or policies of fire and extended coverage insurance with standard coverage endorsement to the extent of the full replacement cost thereof. During the term of this Lease the proceeds from any such policy or policies of insurance shall be used for the repair or replacement of the fixtures and equipment so insured. Landlord shall have no interest in the insurance upon Tenant's equipment and fixtures and will sign all documents reasonably necessary in connection with the settlement of any claim or loss by Tenant. Landlord will not carry insurance on Tenant's possessions. Tenant shall furnish Landlord with a certificate evidencing to Landlord's reasonable satisfaction that such insurance is currently in effect, and whenever required, shall satisfy Landlord that such policy is in full force and effect.

     15.  INDEMNIFICATION:

          (a) OF LANDLORD. Tenant shall indemnify and hold harmless Landlord and agents, employees, partners, shareholders, directors, invitees, and independent contractors (collectively "Agents") of Landlord against and from any and all claims, liabilities, judgments, costs, demands, causes of action and expenses (including, without limitation, reasonable attorneys' fees) arising from (1) Tenant's use of the Premises or from any activity done, permitted or suffered by Tenant, its agents, employees or independent contractors in and about the Premises, the Building or the Property, and (2) any act, neglect, fault, willful misconduct or omission of Tenant, or Tenant's Agents and invitees or from any breach or default in the terms of this Lease by Tenant, and (3) any action or proceeding brought on account of any matter in items (1) or (2). If any action or proceeding is brought against Landlord by reason of any such claim, upon notice from Landlord, Tenant shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. As a material part of the consideration to Landlord, Tenant hereby assumes all risk of damage to property or injury to persons in or about the Premises from any cause whatsoever (except that which is caused by the sole active negligence or willful misconduct by Landlord or its Agents or by the failure of Landlord to observe any of the terms and conditions of this Lease), if such failure has persisted for an unreasonable period of time after written notice of such failure), and Tenant hereby waives all claims in respect thereof against Landlord. The obligations of Tenant under this Paragraph 15 shall survive any termination of this Lease.

          (b) NO IMPAIRMENT OF INSURANCE. The foregoing indemnity shall not relieve any insurance carrier of its obligations under any policies required to be carried by either party pursuant to this Lease, to the extent that such policies cover the peril or occurrence that results in the claim that is subject to the foregoing indemnity.

     16. SUBROGATION: Landlord and Tenant hereby mutually waive any claim against the other during the Term for any injury to person or loss or damage to any of their property located on or about the Premises, the Building or the Property that is caused by or results from perils covered by insurance carried by the respective parties, to the extent of the proceeds of such insurance actually received with respect to such injury, loss or damage, whether or not due to the negligence of the other party or its agents. Because the foregoing waivers will preclude the assignment of any claim by way of subrogation to an insurance company or any other person, each party now agrees to immediately give to its insurer written notice of the terms of these mutual waivers. Nothing in this Paragraph 16 shall relieve a party of liability to the other for failure to carry insurance required by this Lease.

     17. ABANDONMENT: Tenant shall not abandon the Premises at any time during the Term. In the event of abandonment, the rights and remedies of Tenant and Landlord shall be determined in accordance with the applicable California statutes in effect at the time of abandonment.

     18. FREE FROM LIENS: Tenant shall keep the Premises and the Property free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant.

     19. ADVERTISEMENTS AND SIGNS: Tenant shall not place or permit to be placed in, upon, or about the Premises or the Property any signs, advertisements or notices without obtaining Landlord's prior written consent or without complying with applicable law, and will not conduct, or permit to be conducted, any sale by auction on the Premises or otherwise on the Property. Tenant shall remove any sign, advertisement or notice placed on the Premises by Tenant upon the expiration of the Term or sooner termination of this Lease, and Tenant shall repair any damage or injury to the Premises or the Property caused thereby, all at Tenant's expense. If any signs are not removed, or necessary repairs not made, Landlord shall have the right to remove the signs and repair any damage or injury to the Premises at Tenant's sole cost and expense. Landlord hereby consents to Tenant's installing, at its expense, such signs located either on the Building, in front of the Building (on Arques Avenue), or on both, provided that such signs shall be in keeping both in number and size as those currently identifying Signetics. The special designs for the signs shall be submitted to and must receive prior written approval of Landlord.

     20. UTILITIES. Tenant shall pay for all water, sewer, gas, heat, light, power, telephone service and all other materials and services supplied to the

Premises. If Tenant fails to pay for any of the foregoing when due, Landlord may pay the same and add such amount to the Rent.

          It is understood that certain utility lines and controls, serving premises other than the leased Premise, have been installed within the leased Premise. It is agreed that such lines and controls may remain therein, and access shall be provided by Tenant for the maintenance of said lines and controls. Landlord shall give Tenant prior notice of such access and shall use reasonable efforts to minimize any inconvenience to Tenant.

          It is further understood that certain utility services, including water, power, gas, sewer and HVAC are not separately metered to the Premises, but also serve other adjoining premises. Landlord and Tenant agree that Landlord shall submit at regular billing intervals, when utility bills are received, an allocation of the monthly charges applicable to each user by area occupied by each. Said allocated charges shall constitute additional rent. Landlord and Tenant agree that such allocation shall cease as to any service for which Landlord shall arrange for a separate meter for the Premises. The allocated costs shall also include the expense of maintenance, repair and replacement of equipment providing distribution of said utility services, which shall be charged on the same area basis.

     21. ENTRY BY LANDLORD. Tenant shall permit Landlord and its Agents to enter into and upon the Premises at all reasonable times, upon reasonable notice of no less than twenty four (24) hours, (except in the case of an emergency, for which no notice shall be required), and subject to Tenant's reasonable security arrangements, for the purpose of inspecting the same or showing the Premises to prospective purchasers, lenders or tenants or to alter, improve, maintain and repair the Premises as required or permitted of Landlord under the terms hereof, without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned (except for actual damages resulting from the negligence or willful misconduct of Landlord or its agents); and Tenant shall permit Landlord to post notices of non-responsibility and ordinary "for sale" or "for lease" signs, provided that Landlord may post such "for lease" signs and exhibit the Premises to prospective tenants only during the six (6) months prior to termination of this Lease. No such entry shall be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises.

     22.  DESTRUCTION AND DAMAGE:

          (a) If the Building is damaged by fire or other perils covered by extended coverage insurance, Landlord shall, at Landlord's option:

               (1) Subject to the provisions of Paragraph 4 of Addendum One hereof, in the event of total destruction (which shall mean destruction or damage in excess of twenty-five percent (25%) of the full insurable value thereof) of the Building, elect either to commence promptly to repair and restore the Building and prosecute the same diligently to completion, in which event this lease shall remain in full force and effect; or not to repair or restore the Building, in which event this Lease shall terminate. Landlord shall give Tenant written notice of its intention within sixty (60) days after the occurrence of such destruction. If Landlord elects not to restore the Building, this Lease shall be deemed to have terminated as of the date of such total destruction.

               (2) In the event of a partial destruction (which shall mean destruction or damage to an extent not exceeding twenty-five percent (25%) of the full insurable value thereof) of the Building for which Landlord will receive insurance proceeds sufficient to cover the cost to repair and restore such partial destruction and, if the damage thereto is such that the Building may be substantially repaired or restored to its condition existing immediately prior to such damage or destruction within one hundred eighty (180) days from the date of such destruction, Landlord shall commence and proceed diligently with the work of repair and restoration, in which event the Lease shall continue in full force and effect. If such repair and restoration requires longer than one hundred eighty (180) days or if the insurance proceeds therefor (plus any amounts Tenant may elect or is obligated to contribute) are not sufficient to cover the cost of such repair and restoration, Landlord may elect either to so repair and restore, in which event the Lease shall continue in full force and effect, or not to repair or restore, in which event the Lease shall terminate. In either case, Landlord shall give written notice to Tenant of its intention within sixty (60) days after the destruction occurs. If Landlord elects not to restore the Building, this Lease shall be deemed to have terminated as of the date of such partial destruction.

               (3) Notwithstanding anything to the contrary contained in this Paragraph 22, in the event of damage to the Building or the Premises occurring during the last twelve (12) months of the Term, Landlord may elect to terminate this Lease by written notice of such election given to Tenant within thirty (30) days after the damage occurs.

          (b) Subject to the provisions of Paragraph 4 of Addendum One hereon, if the Building is damaged by any peril not covered by extended coverage insurance, and the cost to repair such damage exceeds any amount Tenant may agree to contribute, Landlord may elect either to commence promptly to repair and restore the Building and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or not to repair or restore the Building, in which event this Lease shall terminate. Landlord shall given Tenant written notice of its intention within sixty (60) days after the occurrence of such damage. If Landlord elects not to restore the Building, this Lease shall be deemed to have terminated as of the date on which Tenant surrenders possession of the Premises to Landlord, except that if the damage to the Premises materially impairs Tenant's ability to continue its business operations in the Premises, then this Lease shall be deemed to have terminated as of the date such damage occurred.

          (c) In the event of repair and restoration as herein provided, the monthly installments of Base Rent shall be abated proportionately in the ratio which Tenant's use of the Premises is impaired during the period of such repair or restoration, unless the damage was caused by the negligent or willful acts of omissions of Tenant, in which event there shall be abatement of Base Rent only to the extent of rental abatement insurance proceeds received by Landlord. Tenant shall not be entitled to any compensation or damages for loss of use of the whole or any part of the Premises and/or any inconvenience or annoyance occasioned by such damage, repair or restoration.

          (d) If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall repair or restore only those portions of the Building and Premises which were originally provided at Landlord's expense, substantially to their condition existing immediately prior to the occurrence of the damage or destruction; and Tenant shall promptly repair and restore, at Tenant's expense, Tenant's fixtures, improvements, alterations and additions in and to the Premises or Building which were not provided at Landlord's expense.

          (e)  Tenant hereby waives the provisions of California Civil Code
Section 1932(2) and Section 1933(4) which permit termination of a lease upon destruction of the leased premises, and the provisions of any similar law now or hereinafter in effect, and the provisions of this Paragraph 22 shall govern exclusively in case of such destruction.

     23. CONDEMNATION: If twenty-five percent (25%) or more of the Building or the parking area for the Premises is taken for any public or quasi-public purpose by any lawful governmental power or authority, by exercise of the right of appropriation, inverse condemnation, condemnation or eminent domain, or sold to prevent such taking (each such event being referred to as a "Condemnation"), Landlord or Tenant may, at its option, terminate this Lease as of the date title vests in the condemning party. If the Building after any Condemnation and any repairs by Landlord would be untenantable for the conduct of Tenant's business operations, Tenant shall have the right to terminate this Lease as of the date title vests in the condemning party. If either party elects to terminate this Lease as provided herein, such election shall be made by written notice to the other party given within thirty (30) days after the nature and extent of such Condemnation have been finally determined. Tenant shall not because of such taking assert any claim against Landlord. Landlord shall be entitled to receive the proceeds of all Condemnation awards, (except separate awards for trade fixtures and relocation expense), and Tenant hereby assigns to Landlord all of its interest in such awards. If less than twenty-five percent (25) of the Building or the parking area is taken, Landlord at its option may terminate this Lease. If neither Landlord nor Tenant elects to terminate this Lease to the extent permitted above, Landlord shall promptly proceed to restore the Premises, to the extent of any Condemnation award received by Landlord, to substantially their same condition as existed prior to such Condemnation, allowing for the reasonable effects of such Condemnation, and a proportionate abatement shall be made to the Base Rent corresponding to the time during which, and to the portion of the floor area of the Building (adjusted for any increase thereto resulting from any reconstruction) of which, Tenant is deprived on account of such Condemnation and restoration. The provisions of California Code of Civil Procedure Section 1265.130, which allows either party to petition the Superior Court to terminate the Lease in the event of a partial taking of the Premises, and any other applicable law now or hereafter enacted, are hereby waived by Landlord and Tenant.

     24.  ASSIGNMENT AND SUBLETTING

          (a) Tenant shall not voluntarily or by operation of law, (1) mortgage, pledge, hypothecate or encumber this Lease or any interest herein,
(2) assign or transfer this Lease or any interest herein, sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, or allow any other person (the employees, agents and invitees of Tenant excepted) to occupy or use the Premises, or any portion thereof, without first obtaining the written consent of Landlord, which consent shall not be withheld unreasonably. When Tenant requests Landlord's consent to such assignment or subletting, it shall notify Landlord in writing of the name and address of the proposed assignee or subtenant and the nature and character of the business of the proposed assignee or subtenant and shall provide current financial statements for the proposed assignee or subtenant prepared in accordance with generally accepted accounting principles. Tenant shall also provide Landlord with a copy of the proposed sublet or assignment agreement, including all material terms and conditions thereof. Landlord shall have the option, to be exercised within thirty (30) days of receipt of the foregoing, to (1) cancel this Lease [handwritten rider illegible] as of the commencement date stated in the proposed sublease or assignment, (2) acquire from Tenant the interest, or any portion thereof, in this Lease and/or the Premises that Tenant proposes to assign or sublease, on the same terms and conditions as stated in the proposed sublet or assignment agreement, (3) consent to the proposed assignment or sublease, or (4) refuse its consent to the proposed assignment or sublease, providing that such consent shall not be unreasonably withheld.

          (b) Without otherwise limiting the criteria upon which Landlord may withhold its consent, Landlord may take into account the reputation and credit worthiness of the proposed assignee or subtenant, the character of the business proposed to be conducted in the Premises or portion thereof sought to be subleased, and the potential impact of the proposed assignment or sublease on the economic value of the Premises. In any event, Landlord may withhold its consent to any assignment or sublease, if (1) the actual use proposed to be conducted in the Premises or portion thereof conflicts with the provisions of Paragraph 8(a) or (b) above or with any other lease which restricts the use to which any space in the Building may be put, or (2) the proposed assignment or sublease requires unreasonable alterations, improvements or additions to the Premises or portions thereof.

          (c) If Landlord approves an assignment or subletting as herein provided, Tenant shall pay to Landlord, as Additional Rent, 50% of the difference, if any, between (1) the Base Rent plus Additional Rent allocable to that part of the Premises affected by such assignment or sublease pursuant to the provisions of this Lease, and (2) the rent and any additional rent paid by the assignee or sublessee to Tenant, after deducting the costs incurred by Tenant in connection with any such assignment or sublease. The assignment or sublease agreement, as the case may be, after approval by Landlord, shall not be amended without Landlord's prior written consent, and shall contain a provision directing the assignee or subtenant to pay the rent and other sums due thereunder directly to Landlord upon receiving written notice from Landlord that Tenant is in default under this Lease with respect to the payment of Rent. Landlord's collection of such rent and other sums shall not constitute an acceptance by Landlord of attornment by such assignee or subtenant. A consent to one assignment subletting, occupation or use, and consent to any assignment or subletting shall in no way relieve Tenant of any liability under this Lease. Any assignment or subletting without Landlord's consent shall be void, and shall, at the option of Landlord, constitute a Default under this Lease.

          (d) Tenant shall pay Landlord's reasonable fees, not to exceed Five Hundred Dollars ($500.00) per transaction, incurred in connection with Landlord's review and processing of documents regarding any proposed assignment or sublease.

          (e) Tenant acknowledges and agrees that the restrictions, conditions and limitations imposed by this Paragraph 24 on Tenant's ability to assign or transfer this Lease or any interest herein, to sublet the Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the Premises, or to allow any other person to occupy or, use the Premises or any portion thereof, are, for the purposes of California Civil Code Section 1951.4, as amended from time to time, and for all other purposes, reasonable at the time that the Lease was entered into, and shall be deemed to be reasonable at the time that Tenant seeks to assign or transfer this Lease or any interest herein, to sublet the Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the Premises, or to allow any other person to occupy or use the Premises or any portion thereof.

          (f) Notwithstanding anything to the contrary herein, Landlord's consent shall not be required for any transfer, assignment or subletting of the Premises (or any portion thereof) to any entity which controls, is controlled by, or is under common control with Tenant; to any entity which results from a merger of or consolidation with Tenant; to any entity which acquires substantially all of the assets of the Tenant, as a going concern, with respect to the business that is being conducted in the Premises; or to entity engaged in a bona fide joint venture with Tenant.

     25. TENANT'S DEFAULT: The occurrence of any one of the following events shall constitute an event of default on the part of Tenant ("Default"):

          (a)  The abandonment of the Premises by Tenant;

          (b) Failure to pay any installment of Rent or any other monies due and payable hereunder, said failure continuing for a period of 10 calendar days after the same is due;

          (c)  A general assignment by Tenant for the benefit of creditors;

          (d) The filing of a voluntary petition in bankruptcy by Tenant, the filing of a voluntary petition for an arrangement, the filing of a petition, voluntary or involuntary, for reorganization, or the filing of an involuntary petition by Tenant's creditors, said involuntary petition remaining undischarged for a period of sixty (60) days;

          (e) Receivership, attachment, or other judicial seizure of substantially all of Tenant's assets on the Premises, such attachment or other seizure remaining undismissed or undischarged for a period of sixty (60) days after the levy thereof;

          (f) Failure of Tenant to execute and deliver to Landlord any estoppel certificate, subordination agreement, or lease amendment within the time periods and in the manner required by Paragraph 30 or 31 or 40.

          (g) An assignment or sublease, or attempted assignment or sublease, of this Lease or the Premises by Tenant contrary to the provision of Paragraph 24, unless such assignment or sublease is expressly conditioned upon Tenant having received Landlord's consent thereto;

          (h) Failure of Tenant to restore the Security Deposit to the amount and within the time period provided in Paragraph 6 above;

          (i) Failure in the performance of any of Tenant's covenants, agreements or obligations hereunder (except those failures specified as events of Default in other Paragraphs or this Paragraph 25, which shall be governed by such other Paragraphs), which failure continues for ten (10) calendar days after written notice thereof from Landlord to Tenant PROVIDED THAT, if Tenant has exercised reasonable diligence to cure such failure and such failure cannot be cured within such ten (10) day period despite reasonable diligence, Tenant shall not be in default under this subparagraph unless Tenant fails thereafter diligently and continuously to prosecute the cure to completion; and

          (j) Chronic delinquency by Tenant in the payment of Rent, or any other periodic payments required to be paid by Tenant under this Lease. "Chronic delinquency" shall mean failure by Tenant to pay Rent, or any other payments required to be paid by Tenant under this Lease within (5) calendar days after written notice thereof for any three (3) months (consecutive or non-consecutive) during any twelve (12) month period. In the event of a Chronic Delinquency, in addition to Landlord's other remedies for Default provided in this Lease, at Landlord's option, Landlord shall have the right to require that Rent be paid by Tenant quarterly, in advance.

          Tenant agrees that any notice given by Landlord pursuant to Paragraph 25(b), (i) or (j) above shall satisfy the requirements for notice under California Code of Civil Procedure Section 1161, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.

     26.  LANDLORD'S REMEDIES:

          (a) TERMINATION. In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:

               (1) the worth at the time of award of any unpaid Rent and any other sums due and payable which have been earned at the time of such termination; plus

               (2) the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

               (3) the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

               (4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom, including, without limitation, any costs or expenses reasonably and necessarily incurred by Landlord (i) in retaking possession of the Premises;
(ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or any portion thereof, including such acts for reletting to a new tenant or tenants; (iii) for leasing commissions; or
(iv) for any other costs necessary or appropriate to relet the Premises; plus

               (5) such reasonable attorneys' fees incurred by Landlord as a result of a Default, and costs in the event suit is filed by Landlord to enforce such remedy; and plus

               (6) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

As used in subparagraphs (1) and (2) above, the "worth at the time of award" is computed by allowing interest at an annual rate equal to twelve percent (12%) per annum or the maximum rate permitted by law, whichever is less. As used in subparagraph (3) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). Tenant waives redemption of relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any Default or Tenant hereunder.

          (b) CONTINUATION OF LEASE. In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant's Default and abandonment and recover Rent as it becomes due, provided Tenant has the right to sublet or assign, subject only to reasonable limitations).

          (c) RE-ENTRY. In the event of any Default by Tenant, Landlord shall also have the right, with or without terminating this Lease, in compliance with applicable law, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

          (d) RELETTING. In the event of the abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter as provided in Paragraph 26(b) or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in Paragraph 26(a), Landlord may from time to time, without terminating this Lease, relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises. In the event that Landlord shall elect to so relet, then rentals received by Landlord for such reletting shall be applied in the following order: (1) to reasonable attorneys' fees incurred by Landlord as a result of a Default and costs in the event suit is filed by Landlord to enforce such remedies; (2) to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; (3) to the payment of any reasonable costs of such reletting; (4) to the payment of the costs of any reasonable alterations and repairs to the Premises; (5) to the payment of Rent due and unpaid hereunder; and (6) the residue, if any, shall be held by Landlord and applied in payment of future Rent and other sums payable by Tenant hereunder as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied to the payment of Rent hereunder, be less than the Rent payable during the month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses reasonably and necessarily incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

          (e) TERMINATION. No re-entry or taking of possession of the Premises by Landlord pursuant to this Paragraph 26 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any Default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such Default.

          (f) CUMULATIVE REMEDIES. The remedies herein provided are not exclusive and Landlord shall have any and all other remedies provided herein or by law or in equity.

          (g) NO SURRENDER. No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Term, and such acceptance by Landlord of surrender by Tenant shall only flow from and must be evidenced by a written acknowledgment of acceptance of surrender signed by Landlord. The surrender of this Lease by Tenant, voluntarily or otherwise, shall not work a merger unless Landlord elects in writing that such merger takes place, but shall operate as an assignment to Landlord of any and all existing subleases, or Landlord may, at its option, elect in writing to treat such surrender as a merger terminating Tenant's estate under this Lease, and thereupon Landlord may terminate any or all such subleases by notifying the sublessee of its election so to do within (5) days after such surrender.

     27. ATTORNEY'S FEES: In the event any legal action or proceeding, including arbitration or declaratory relief, is commenced for the purpose of enforcing any rights or remedies pursuant to this Lease, the prevailing party shall be entitled to recover from the non-prevailing party reasonable attorneys' fees, as well as costs or suit, in said action or proceeding, whether or not such action is prosecuted to judgment.

     28. TAXES: Tenant shall be liable for and shall pay, prior to delinquency, all taxes levied against personal property and trade or business fixtures of Tenant. If any alteration, addition or improvement installed by Tenant pursuant to Paragraph 11, or any personal property, trade fixture or other property of Tenant, is assessed and taxed with the Property, Tenant shall pay such taxes to Landlord within fifteen (15) days after delivery to Tenant of a statement therefor.

     29. EFFECT OF CONVEYANCE: The term "Landlord" as used in this Lease, means only the owner for the time being of the Property containing the Building, so that, in the event of any sale of the Property or the Building, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing from and after the transfer, and it shall be deemed and construed, without further agreement between the parties and the purchaser at any such sale, that the purchaser of the Property or the Building has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.

     30. TENANT'S ESTOPPEL CERTIFICATE: From time to time, upon written request of Landlord, Tenant shall execute, acknowledge and deliver to Landlord or its designee, a written certificate stating (a) the date this Lease was executed, the Commencement Date of the Term and the date the Term expires; (b) the date Tenant entered into occupancy of the Premises; (c) the amount of Rent and the date to which such Rent has been paid; (d) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or, if assigned, modified, supplemented or amended, specifying the date and terms of any agreement so affecting this Lease); (e) that this Lease represents the entire agreement between the parties with respect to Tenant's right to use and occupy the Premises (or specifying such other agreements, if any); (f) that all obligations under this Lease to be performed by Landlord as of the date of such certificate have been satisfied (or specifying those as to which Tenant claims that Landlord has yet to perform); (g) that all required contributions by Landlord to Tenant on account of Tenant's improvements have been received (or stating exceptions thereto); (h) to the best of Tenant's knowledge that on such date there exist no defenses or offsets that Tenant has against the enforcement of this Lease by Landlord (or stating exceptions thereto; (i) that no Rent or other sum payable by Tenant hereunder has been paid more than one (1) month in advance (or stating exceptions thereto); (j) that security has been deposited with Landlord, stating the amount thereof; and (k) any other matters evidencing the status of this Lease that may be required either by a lender making a loan to Landlord to be secured by a deed of trust covering the Premises or by a purchaser of the Premises. Any such certificate delivered pursuant to this Paragraph 30 may be relied upon by a prospective purchaser of Landlord's interest or a mortgagee of Landlord's interest or assignee of any mortgage upon Landlord's interest in the Premises. If Tenant shall fail to provide such certificate within ten (10) days of receipt by Tenant of a written request by Landlord as herein provided, such failure shall, at Landlord's election, constitute a Default under this Lease, and Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee.

     31. SUBORDINATION: Landlord shall have the right to cause this Lease to be and remain subject and subordinate to any and all mortgages, deeds of trust ("Encumbrances") that are now or may hereafter be executed covering the Premises, or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof; PROVIDED ONLY, that in the event of the foreclosure of any such mortgage or deed of trust, so long as Tenant is not in default, the holder thereof ("Holder") shall agree to recognize Tenant's rights under this Lease as long as Tenant shall pay the Rent and observe and perform all the provisions of this Lease to be observed and performed by Tenant. Within ten
(10) days after Landlord's written request, Tenant shall execute, acknowledge and deliver any and all reasonable documents required by Landlord or the Holder to effectuate such subordination. If Tenant fails to do so, such failure shall constitute a Default by Tenant under this Lease. Notwithstanding anything to the contrary set forth in this Paragraph 31, Tenant hereby attorns and agrees to attorn to any person or entity purchasing or otherwise acquiring the Premises at any sale or other proceeding or pursuant to the exercise of any other rights, powers or remedies under such Encumbrance.

     32.  ENVIRONMENTAL COVENANTS:

          (a) As used herein, the term "Hazardous Material" shall mean any substance or material which has been determined by any state, federal or local governmental authority to be capable of posing a risk of injury to health, safety or property, including all of those materials and substances designated as hazardous or toxic by the city in which the Premises are located, the U.S. Environmental Protection Agency, the Consumer Product Safety Commissions, the Food and Drug Administration, the California Water Resources Control Board, the Regional Water Quality Control Board, San Francisco Bay Region, the California Air Resources Board, CAL/OSHA Standards Board, Division of Occupational Safety and Health, the California Department of Food and Agriculture, the California Department of Health Services, and any federal agencies that have overlapping jurisdiction with such California agencies, or any other governmental agency now or hereafter authorized to regulate materials and substances in the environment. Without limiting the generality of the foregoing, the term "Hazardous Material" shall include all of those materials and substances defined as "hazardous materials" or "hazardous waste" in Sections 66680 through 66685 of Title 22 of the California Administrative Code, Division 4, Chapter 30, as the same products, fractions, constituents and sub-constituents of petroleum or petroleum-related substances, asbestos, and any other materials requiring remediation now or in the future under federal, state or local statutes, ordinances, regulations or policies.

          (b) Tenant represents, warrants and covenants (i) that it will use and store in, on or about the Premises, only those Hazardous Materials that are necessary for Tenant to conduct its business activities on the Premises, (ii) that, with respect to any such Hazardous Materials, Tenant shall comply with all applicable federal, state and local laws, rules, regulations, policies and authorities relating to the storage, use, disposal or cleanup of Hazardous Materials, including, but not limited to, the obtaining of proper permits, and
(iii) that it will not dispose of any Hazardous Materials in, on or about the Premises under any circumstances except as permitted by applicable law.

          (c) Tenant shall immediately notify Landlord of any inquiry, test, investigation or enforcement proceeding by or against Tenant, Landlord or the Premises concerning a Hazardous Material. Tenant acknowledges that Landlord, as the owner of the Premises, shall have the right to negotiate, defend, approve and appeal, any action taken or order issued with regard to a Hazardous Material by an applicable governmental authority. Landlord shall immediately notify Tenant of any inquiry, test, investigation or enforcement proceeding against the Premises concerning a Hazardous Material on the Premises. Tenant shall pay Landlord's cost of negotiating, defending or appealing any action or order issued with regard to Hazardous Material by an applicable governmental authority if Tenant caused, permitted or suffered such Hazardous Material to come onto the Premises. Landlord agrees to indemnify, defend and hold Tenant harmless from and against the cost and expense of any remediation or cleanup work required by any governmental agency to be performed on the Premises as a result of any Hazardous Materials existing on the Premises on the date of this Lease.

          (d) If Tenant's storage, use or disposal of any Hazardous Material in, on or adjacent to the Premises results in any contamination of the Premises, the soil or surface of groundwater (1) requiring remediation under federal, state or local statutes, ordinances, regulations, or policies, or (2) at levels which are unacceptable to Landlord, in Landlord's reasonable judgment, Tenant agrees to clean up said contamination. Tenant further agrees to indemnify, defend and hold Landlord harmless from and against any claims, liabilities, suits, causes of action, costs, expenses or fees, including reasonable attorneys' fees and costs, arising out of or in connection with any remediation, cleanup work, inquiry or enforcement proceeding in connection therewith, and any Hazardous Materials currently or hereafter used, stored or disposed of by Tenant or its agents, employees, contractors or invitees in, on or adjacent to the Premises.

          (e) Notwithstanding any other right of entry granted to Landlord under this Lease, Landlord shall have the right upon reasonable prior written notice (except in an emergency or in a situation where there is a danger of immediate further contamination, in which case no prior notice will be required) to enter the Premises or to have consultants enter the Premises throughout the term of this Lease for the purpose of (1) determining whether the Premises are in conformity with federal, state and local statutes, regulations, ordinances, and policies including those pertaining to the environmental condition of the Premises, (2) conducting an environmental audit or investigation of the Premises for purposes of sale, transfer, conveyance or financing, (3) determining whether Tenant has complied with this Paragraph 32, and (4) determining the corrective measures, if any, required of Tenant to ensure the safe use, storage and disposal of Hazardous Materials, or to remove Hazardous Materials (except to the extent used, stored or disposed of by Tenant or its agents, employees, contractors or invitees in compliance with applicable law). Tenant agrees to provide access and reasonable assistance for such inspections. Such inspections may include, but are not limited to, entering the Premises or adjacent property with drill rigs or other machinery for the purpose of obtaining laboratory samples. Landlord shall not be limited in the number of such inspections during the term of this Lease. To the extent such inspections disclose the presence of Hazardous Materials used, stored or disposed of other than in accordance with subparagraph (b) (ii) above, Tenant shall reimburse Landlord for the reasonable cost of such inspections within ten (10) days of receipt of a written statement thereof. If such consultants determine that the Premises are contaminated with Hazardous Materials used, stored or disposed of by Tenant or its agents, employees, contractors or invitees, Tenant shall, in a timely manner, at its expense, remove such Hazardous Materials or otherwise comply with the recommendations of such consultants to the reasonable satisfaction of Landlord and any applicable governmental agencies. The right granted to Landlord herein to inspect the Premises shall not create a duty on Landlord's part to inspect the Premises, or liability of Landlord for Tenant's use, storage or disposal of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith. Landlord shall be liable for the gross negligence or willful misconduct of Landlord or its agents, employees or consultants in conducting the aforementioned inspections.

          (f) Tenant shall surrender that Premises to Landlord upon the expiration or earlier termination of this Lease free of debris, waste and Hazardous Materials used, stored or disposed of by Tenant or its agents, employees, contractors or invitees, and in a condition which complies with all governmental statutes, ordinances, regulations and policies, recommendations of consultants hired by Landlord, and such other reasonable requirements as may be imposed by Landlord.

          (g) Tenant's obligations under this Paragraph 32 shall survive termination of this Lease, and Tenant waives the Statute of Limitations, as to Landlord, applicable to any action brought hereunder.

          (h) Landlord hereby disclose to Tenant that the Premises and the Property are in an area in which contamination of soils or groundwater by Hazardous Materials exist. If Tenant desires more definite information regarding the existence or possible existence of contamination by Hazardous Materials of soils or groundwater of or beneath the Premises, the Property, or other real property in the general area of the Property, then Tenant shall investigate such matters.

     33. NOTICES: All notices and demands which may or are to be required or permitted to be given to either party by the other hereunder shall be in writing and shall be sent by United States mail, postage prepaid, certified, or by personal delivery or overnight courier, addressed to the addressee at the address for such addressee as specified herein, or to such other place as such party may from time to time designate in a notice to the other party given as provided herein. Notice shall be deemed given upon the earlier of actual receipt or the date on which delivery was attempted if Tenant refuses to receive.

     34. WAIVER: The waiver of any breach of any term, covenant or condition of this Lease shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No delay or omission in the exercise of any right or remedy of Landlord on any Default by Tenant shall impair such a right or remedy or be construed as a waiver. Any waiver by landlord of any Default must be in writing and shall not be a waiver of any other Default concerning the same or any other provisions of this Lease.

     35. HOLDING OVER: Any holding over after the expiration of the Term, without the express written consent of Landlord, shall constitute a Default and, without limiting Landlord's remedies provided in this Lease, such holding over shall be construed to be a tenancy at sufferance, at a rental rate of one hundred twenty percent (120%) of the Base Rent last due in this Lease, plus Additional Rent, and shall otherwise be on the terms and conditions herein specified, so far as applicable.

     36. SUCCESSORS AND ASSIGNS: The terms, covenants and conditions of this Lease shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto. If Tenant shall consist of more than one entity or person, the obligations of Tenant under this Lease shall be joint and several.

     37. TIME: Time is of the essence of this Lease and each and every term, condition, and provision herein.

     38. BROKERS: Landlord represents and warrants to Tenant that neither it nor its officers or agents not anyone acting on its behalf has dealt with any real estate broker except Holcomb Realty and Tenant represents to Landlord that Cornish & Carey is its sole real estate broker in such negotiations, and each party agrees to indemnify and hold harmless the other from any claim or claims, and costs and expenses, including attorney's fees, incurred by the indemnified party in conjunction with any such claim or claims of any other broker or brokers to a commission in connection with this Lease as a result of the actions of the indemnifying party.

     39. RULES AND REGULATIONS: Tenant agrees to comply with such reasonable rules and regulations as Landlord may adopt from time to time for the orderly and proper operating of the Building and parking and other common areas. Such rules may include but shall not be limited to the following: (a) restriction of employee parking to a limited, designated area or areas; and (b) regulation of the removal, storage and disposal of Tenant's refuse and other rubbish at the sole cost and expense of Tenant. The rules and regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the failure of any other person to observe and abide by any of said rules and regulations.

     40.  MORTGAGEE PROTECTION:

          (a) MODIFICATIONS FOR LENDER. If, in connection with obtaining financing for the Premises or any portion thereof, Landlord's lender shall request reasonable modifications to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent to such modifications, provided such modifications do not materially adversely affect Tenant's rights or increase Tenant's obligations under this Lease.

          (b) RIGHTS TO CURE. Tenant agrees to give to any trust deed or mortgage holder ("Holder"), by registered mail, at the same time as it is given to Landlord, a copy of any notice of default given to Landlord, PROVIDED THAT prior to such notice Tenant has been notified, in writing, (by way of notice of assignment of rents and leases, or otherwise) of the address of such Holder. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Holder shall have an additional twenty (20) days after expiration of such period, or after receipt of such notice from Tenant (if such notice to the Holder is required by this Paragraph 42(b), whichever shall last occur, within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such twenty (20) days, any Holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated.

     41. ENTIRE AGREEMENT: This Lease, including the Exhibits and any Addenda attached hereto, which are hereby incorporated herein by this reference, contains the entire agreement of the parties hereto, and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein or therein, shall be of any force and effect.

     42. CONSTRUCTION: This Lease shall be construed and interpreted in accordance with the laws of the State of California. The parties acknowledge and agree that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Lease, including the Exhibits and any Addenda attached hereto. All captions in this Lease are for reference only and shall not be used in the interpretation of this Lease. Whenever required by the context of this Lease, the singular shall include the plural, the masculine shall include the feminine, and vice versa. If any provision of this Lease shall be determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect.

     43. REPRESENTATIONS AND WARRANTIES OF TENANT: Tenant hereby makes the following representations and warranties, each of which is material and being relied upon by Landlord, is true in all respects as of the date of this Lease, and shall survive the expiration or termination of the Lease.

          (a) If Tenant is an entity, Tenant is duly organized, validly existing and in good standing under the laws of the state of its organization and the persons executing this Lease on behalf of Tenant have the full right and authority to execute this Lease on behalf of Tenant and to bind Tenant without the consent or approval of any other person or entity. Tenant has full power, capacity, authority and legal right to execute and deliver this Lease and to perform all of its obligations hereunder. This Lease is a legal, valid and binding obligation of Tenant, enforceable in accordance with its terms.

          (b) Tenant has not (1) made a general assignment for the benefit of creditors, (2) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by any creditors, (3) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (4) suffered the attachment or other judicial seizure of all or substantially all of its assets, (5) admitted in writing its inability to pay its debts as they come due, or (6) made an offer of settlement, extension or composition to its creditors generally.

     Landlord and Tenant have executed and delivered this Lease as of the date first hereinabove set forth.

     44.  OUTSIDE AREAS.

          (a) Subject to the terms and conditions of this lease and such rules and regulations as Landlord may from time to time prescribe, Tenant and Tenant's employees, invitees, guests and customers shall have the nonexclusive right to use the access roads, parking areas, and facilities provided and designated by Landlord for the general use and convenience of the occupants of the building in which the premises are located, which areas and facilities are referred to herein at "Outside Area". This right shall terminate upon the termination of this lease. Landlord reserves the right from time to time to make changes in the shape, size, location, amount and extent of "Outside Area", and in painting of exterior walls. Landlord further reserves the right to promulgate such reasonable rules and regulations relating to the use of the "Outside Area", and any part or parts thereof, as Landlord may deem appropriate for the best interests of the occupants of the building. The rules and regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant and Tenant shall abide by them and cooperate in their observance. Such rules and regulations may be

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amended by Landlord from time to time, with or without advance notice, and all amendments shall be effective upon delivery of a copy to Tenant. Tenant agrees to require its employees, executives, invitees, guests and customers to abide by such rules and regulations including parking regulations.

          (b) Landlord shall operate, manage and maintain the "Outside Area", and landscaping and the surface of the exterior walls. The manner in which the "Outside Area" shall be maintained and the expenditures for such maintenance shall be at the discretion of Lessor.

          (c) No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain on any portion of the leased premises outside of the building constructed thereon, except with the prior written consent of the Landlord. No waste materials or refuse shall be dumped upon or permitted to remain unreasonable upon any part of the leased premises outside of building proper, unless approved by Landlord.

          (d) Tenant shall not use solid hard tires on any fork lifts or dollies on paved parking, truck loading or driveway areas, and in the event Tenant violates this provision, Tenant shall be responsible for the cost of resurfacing the entire area.

     45. PARKING: Motor vehicle parking shall be non-exclusive, subject to reallocation by Landlord from time to time. Landlord reserves the right to designate from time to time the parking spaces for vehicles of Tenant and its guests and invitees. Said spaces shall total 280 less the number eliminated by revisions to existing handicap parking and the installation of a dock. The current designation of 280 spaces is shown on attached Exhibit B (2 pages). Tenant agrees that Landlord shall have no responsibility for policing these parking spaces or seeing that they are used exclusively by Tenant's employees, guests, or invitees. Tenant shall not at any time park or permit the parking of Tenant's trucks or other vehicles, or the trucks or other vehicles of others in driveways or adjacent to loading areas as to interfere in any way with the use of such areas, nor shall Tenant at any time park or permit the parking of Tenant vehicles or trucks, or the vehicles or trucks of Tenant's suppliers or invitees in any portion of the "Parking Area" not designated by Landlord for such use by Tenant. Tenant shall not park or permit to be parked inoperative vehicles or equipment on any portion of the "Outside Area" and agrees that no vehicle will be parked on the "Outside Area" for longer than eighteen (18) hours in any twenty-four (24) hour period.

     46.  CALCULATION OF AREA:

          The square footage of the leased premises (approximately 73,648.6 square feet as set forth in Paragraph 2) has been calculated in this manner: the area of the leased building, measured from the outer extent (drip line) of metal and built-up roofed areas, or the outer walls, and to the center of interior party walls. The Premises shall be deemed for all purposes and agreed to consist of 73,648.6 square feet.

     47.  TENANT IMPROVEMENTS:

          Tenant shall select and retain an architect or facilities planner who shall prepare "tenant improvement" drawings and specifications for revisions to the premises which are accepted by Tenant in "AS IS" condition, subject to the provisions of Addendum 1, Paragraph 1.

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

          "Tenant Improvements" as stated in the Lease shall include only those improvements within the Premises which are depicted on the Final Plans and Specifications or described herein below.

          The Tenant Improvements may include, but are not limited to:

               (a) Partitioning, doors, floor coverings, finishes, ceilings, wall coverings and painting, millwork and similar items.

               (b) Electrical wiring, lighting fixtures, outlets and switches, and other electrical work.

               (c) Duct work, terminal boxes, defusers and accessories required for the completion of the heating, ventilation and air conditioning systems serving the Premises, including the cost of meter and key control for after-hour air conditioning.

               (d) Any additional Tenant requirements including, but not limited to odor control, special heating, ventilation and air conditioning, noise or vibration control or other special system.

               (e) All fire and life safety control systems such as fire walls, sprinklers, halon, fire alarms, including piping, wiring and accessories serving the Premises.

               (f) All plumbing, fixtures, pipes, and accessories serving the Premises.

               (g)  Changes to handicapped parking or ramps.

          Landlord shall provide in writing, not later than five (5) business days after request therefor, approval or disapproval of preliminary and Final Plans and Specifications. Landlord and Tenant shall indicate their approval of the Final Plans and Specifications by initialing them. Upon completion of the Final Plans and Specifications and approval thereof by Landlord and Tenant, Tenant will obtain general contractor bids and furnish a cost breakdown to Landlord. In the event the estimated Tenant Improvements Cost, based on such bids and the reasonably anticipated costs of other items constituting the Tenant Improvement Cost, exceeds the sum of the Tenant Improvements Allowance plus any amounts which Tenant desires to pay as an Excess Tenant Improvements Costs, the Final Plans and Specifications may be revised, at Tenant's cost and expense. Any such revisions shall be subject to Landlord's approval, and the amended Final Plans and Specifications, as approved by Landlord and Tenant, shall thereafter be deemed to be the Final Plans and Specifications for the Tenant Improvements. The amended Final Plans and Specifications shall be approved by Landlord in writing, not later than five (5) business days after Tenant's request therefor. Tenant shall thereafter submit such amended Final Plans and Specifications to general contractors selected by Tenant and approved by Landlord for re-bidding, and shall furnish a cost breakdown to Tenant. If the estimated Tenant Improvements Cost, as determined by the bids based on the amended Final Plans and Specifications and the reasonably anticipated costs or other items constituting the Tenant Improvements Cost, result in an Excess Tenant Improvements Cost, then Tenant may make further revisions as required to delete such items from the Final Plans and Specifications in order to eliminate any Excess Tenant Improvements Cost or, if Tenant does not elect to make further revisions, Tenant shall pay such Excess Tenant Improvements Cost as and when required below.

     When the Final Plans and Specifications (as amended, if required above) have been approved by Landlord and Tenant, Tenant shall submit

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

such Final Plans and Specifications to all governmental authorities having rights of approval over the Tenant Improvement work and shall apply for all governmental approvals and building permits. Subject to its obligations, Tenant shall thereafter commence and proceed to have completed construction of the Tenant Improvements in a good and workmanlike manner by a general contractor approved by Landlord.

     Landlord shall provide an allowance for the planning and construction of Tenant Improvements in the amount of Ten Dollars per square foot ($736,486.00). In addition, Landlord shall provide $10,000. plus an amount of up to $15,000. the $15,000. to be matched by equal amount from the above Ten Dollar per square foot tenant improvement allowance to correct non-conformities with current codes as required by governmental authorities and to apply moisture sealant under floor tiles. The total amount (a maximum of $761,486.) shall be known as the Tenant Improvement Allowance and shall be the maximum contribution by Landlord for Tenant Improvement Costs including correcting any non-conformities to codes or any other deficiencies. Should the actual cost of planning and constructing those Tenant Improvements depicted on the Final Plans and Specifications be less than the Tenant Improvements Allowance shall be reduced to an amount equal to said actual cost.

     The Tenant Improvements Cost ("Tenant Improvements Cost") shall include all costs and expenses associated with the design, preparation, approval and construction of the Tenant Improvements, including, but not limited, to the following:

          (a) All costs of preliminary and final architectural and engineering plans and specifications for the Tenant Improvements, and engineering costs associated with completion of the State of California energy utilization calculations under Title 24 legislation;

          (b) All costs of obtaining building permits and other necessary authorizations from local governmental authorities;

          (c) All costs of interior design and finish schedule plans and specifications including as-build drawings;

          (d) All direct and indirect costs of procuring, constructing and installing the Tenant Improvements in the Premises;

          (e)  Utility connection fees.

In no event shall the Tenant Improvements Cost include any costs of procuring, constructing or installing in the Premises any of Tenant's personal property or trade fixtures.

In addition, Landlord shall, if requested to do so by Tenant at the time of determining the final cost of the Tenant Improvements provide an additional allowance of up to Five Dollars per square foot ("Additional Tenant Improvement Funds"). The Additional Tenant Improvement Funds shall be used to construct and install the Tenant Improvements and for no other purpose. Tenant shall reimburse Landlord for the Additional Tenant Improvement Funds as provided for in this Paragraph. The full amount of the Additional Tenant Improvement Funds, together with interest thereon at the rate of eight and one-half percent (8-1/2%) per annum, shall be amortized on a straight line basis over the number of months of the Initial Term. The monthly amount resulting from such amortization ("Additional Tenant Improvement Funds Reimbursement") shall be added to the monthly Base Rent amount set forth in Paragraph 4 of the Lease due by Tenant to Landlord when Base Rent is due, as increased Base Rent. Any increase to Base Rent

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

shall for purposes of this Lease constitute "Base Rent". Landlord shall calculate the amount of the monthly Additional Tenant Improvement Funds Reimbursement, and such amount shall be the Additional Tenant Improvement Funds Reimbursement. Thereafter, Landlord and Tenant shall execute a memorandum to this Lease setting forth the amount by which Base Rent has been increased.

     Landlord shall reimburse Tenant for Tenant Improvement Costs (up to the sum of the Tenant Improvement Allowance, and if applicable, the Additional Tenant Improvement Funds) within 10 days after presentation of invoices therefor and proof that such invoices have been paid by Tenant. Tenant shall be entitled to submit paid invoices to Landlord from time to time (but not more frequently than once every 30 days) during construction.

     48. CONTINUING OPTION. Landlord grants Tenant an option to lease the remaining space in the South wing of the building (approximately 54,585 square feet currently occupied by Kalpana Inc. under sublease from Philips Semiconductors). This option to lease shall be for a lease with terms and conditions identical to this lease with the following exception:

          1) Base monthly rent shall be $.7765/square foot/month to be paid monthly;

          2) The $10.00/square foot tenant improvement allowance and Landlord's maximum contribution to rectification of Code non-conformities ($.3394/square foot) specified in Paragraph 47 shall be decreased to amounts which are proportionate to the number of months of the term for the additional space compared to sixty-six months. Example: if the term for the additional space is fifty months, the amount for tenant improvements shall be $7.576/square foot ($10.00 x 50/66) and Landlord's maximum contribution to rectification of Code non-conformities shall be $.2571/square foot ($.3394 x 50/66):

          3) The additional $5.00 per square foot specified in Paragraph 47 for tenant improvements shall be available to Tenant for the same purpose under the same terms and conditions;

          4) If the optioned space is vacant at the time of the exercise of the option, early occupancy shall commence immediately and rental and occupancy shall commence 90 days after option exercise. If the space is occupied at the time of exercise of the option, early occupancy shall commence immediately on surrender of the premises by the existing tenant, and rental and occupancy shall commence 60 days thereafter. No rental shall be charged by Landlord during early occupancy periods.

          5) The space subject to the option shall be solidly contiguous to the premises under this lease and shall not be less than 18,415 square feet at each option exercise with a natural break with the remaining space considering HVAC, electrical, other utilities, and layout. The remaining space also must be reasonably leasable by Lessor. This continuing option is subject to any right of Diamond Computer Systems, Inc. under its lease with Landlord. This continuing option shall be for the period ending December 31, 1996, and shall not be exercisable if the space is under lease or subject to a fully executed letter of intent between Landlord and a third party. It is exercisable by Tenant by written notice to Landlord to be received by Landlord only during the first seven days of each month of the period ending December 31, 1996. To exercise this continuing option, Tenant must have performed all the covenants and obligations of Tenant and Tenant's financial condition must be at least equal to that at the time of execution of this lease. If Tenant has not exercised said option by April 7, 1995, Kalpana (lessee of adjoining space) may exercise its option to extend its option to extend its lease

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

of the adjoining 54,585 square feet for a lease term expiring February 29, 1996. In such event, the period in which Tenant's option may be exercised is extended to June 30, 1997.

     The term of the expanded lease, which the exercise of the option shall implement, shall commence as set forth in sub-paragraph 4 above, and end on the termination date of the base lease. However, the said term shall be extended if the option to extend under the base lease has been exercised, to coincide with the extended termination date of the base lease. The rental and other provisions applicable to the extended option period of the base lease, including arbitration, shall be applicable to the premises added under the continuing option and in effect such added premises shall be part of the base lease.

     49. RIGHT OF FIRST OFFER: In the event that any space becomes available to Landlord in the north wing of the building (approximately 35,552 square feet currently under lease to Diamond Computer Systems, Inc.), Landlord shall notify Tenant in writing of its availability at rent at 100% of "Fair Market Value" with a term to end on the same date as the ending date of this lease. Tenant shall have five working days after receipt of said notice to express its interest. However, after the aforesaid five working days, Landlord shall have the right to lease said space to any tenant as Landlord determines.

     In the event that Landlord and Tenant cannot agree on a determination of "Fair Market Rent", "Fair Market Rent" shall be determined in the same manner as in Paragraph 50 - option to extend this lease.

     50. OPTION TO EXTEND: Landlord grants to Tenant an option to extend the term of this lease for one period of five years subject to all terms and conditions herein contained except this paragraph, the maximum on "outside area" expense set forth in paragraph 4(c)(2), paragraph 47 - Tenant Improvements, and monthly rental including escalation which shall be determined as set forth below. In order to exercise this option, Tenant must have performed all the covenants and obligations of Tenant herein and at least six months before the ending date of the initial term of this lease must have delivered to Landlord written notice of the exercise of this option.

     As of the date of exercise by Tenant of its option to extend, the monthly base rental a maximum for "outside area" expenses and escalation of base rent, all for the Extended Term shall be subject to negotiation between the Landlord and Tenant. Not later than five (5) full calendar months prior to the expiration date of the Initial Term, Landlord and Tenant shall meet and endeavor to agree between themselves as to the fair market base monthly rental of the premises, escalation thereof, and maximum for "outside area" expenses, all as of the commencement of the Extended Term. If the parties are able to agree on such fair market base monthly rental, escalation and maximum, said base monthly, escalation and maximum rental shall be the rental escalation and maximum for the premises during the Extended Term, the escalation agreed upon, and the maximum "outside area" expenses. In the event the parties fail to agree upon said amounts for the Extended Term, at least four (4) full calendar months prior to commencement thereof, the base monthly rental for the Extended Term, including escalation thereof, but not including maximum "outside area" expense, shall be determined by appraisal in the manner hereafter set forth. Notwithstanding the foregoing, Landlord and Tenant agree that the Outside Area Expense Maximum shall in no event exceed, (a) for the first 12 months of the Extended Term, an amount per square foot equal to 72 cents multiplied by a fraction, the numerator of which is the CPI Index (hereinafter defined) for the month immediately prior to the month in which the Extended Term commences and the denominator of which is the CPI Index for the month immediately prior to the first full

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

calendar month of the Term hereof, and (b) for each subsequent 12 month period, the Outside Area Expense maximum established for the previous 12 month period, increased by 5%. As used herein "CPI Index" means the United States Department of Labor's Bureau of Labor Statistics Consumer Price Index, All Urban Consumers, All Items, for the San Francisco-Oakland-San Jose area (1982-84=100) or any comparable successor index.

     In the event it becomes necessary under this subparagraph to determine the fair market base monthly rental of the premises by appraisal, Landlord and Tenant, no later than three (3) full calendar months prior to commencement of the Extended Term, each shall appoint an experienced real estate appraiser with at least five (5) years experience in the leasing of industrial office property in the general vicinity of the premises. The two appraisers so selected shall each determine the fair market base monthly rental for the premises taking into account the value of the property and comparable prevailing rentals including escalations for a five (5) year term in that area. Such appraisers shall, within twenty (20) business days after their appointment, complete their appraisals and submit their appraisal reports to Landlord and Tenant. If the fair market monthly base rental of the premises established in the two (2) appraisals varies by ten percent (10%) or less of the higher rental, the average of the two shall be controlling. If said fair market monthly base rental varies by more than ten percent (10%) of the higher rental, said appraisers, within ten (10) days after the submission of the last appraisal, shall appoint a third appraiser who shall also meet the qualifications set forth above. Such third appraiser shall, within twenty (20) business days after his appointment, determine by appraisal the fair market monthly base rental of the premises, taking into account the same factors referred to above, and submit his appraisal report to Landlord and Tenant. The fair market monthly base rental determined by the third appraiser for the premises shall be controlling, unless it is less than that set forth in the lower appraisal previously obtained, in which case the value set forth in said lower appraisal shall be controlling, or unless it is greater than that set forth in the higher appraisal previously obtained, in which case the base rental set forth in said higher appraisal shall be controlling. If either Landlord or Tenant fails to appoint an appraiser or if an appraiser appointed by either of them fails, after his appointment, to submit his appraisal within the required period in accordance with the foregoing, the appraisal submitted by the other appraiser shall be controlling. The term "fair market monthly base rental" used for all purposes of this paragraph, shall include escalation over the five year term. The cost of all appraisals under this subparagraph shall be borne equally by Landlord and Tenant. Upon determination of the fair market base monthly rental by appraisal and an agreement between Landlord and Tenant on a maximum for "outside area" expenses the parties hereto shall immediately execute an addendum to this Lease stating the fair market base monthly rental so determined, the escalation applicable thereto, and the "outside area" expense maximum, the latter item being subject to agreement between Landlord and Tenant, but not arbitration.

     In the event of exercise of the option to extend, the security deposit shall continue to be held under the provisions of the lease, to be returned to Tenant to the extent therein set forth, within 30 days after the termination of the extension period and vacation of the premises by Tenant.

     It is agreed that this Option to Extend is personal to Tenant and to successor tenant as defined by Paragraph 24([illegible]) and has been granted because of specific use of the premises by Tenant and agreements in the lease concerning Tenant's improvements. In the event this lease is assigned or sublet to any third party or entity, this Option to Extend shall be null and void.

     Landlord and Tenant have executed and delivered this Lease as of the date first hereinabove set forth.

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

LANDLORD                                     TENANT

Herman Christensen, Jr. and                  Global Village Communication, Inc.
Raymond P. Christensen

/s/ Herman Christensen, Jr.                  By /s/ James M. Walker
-------------------------------                 -----------------------------
Herman Christensen, Jr.                         Printed
                                                 Name: James M. Walker
                                                       -----------------------


/s/ Raymond P. Christensen                    Title:  V. P. Finance
--------------------------------                    --------------------------
Raymond P. Christensen

                                             By:
                                                ------------------------------
801 American St.
San Carlos, CA 94070                            Printed
                                                 Name:
                                                       -----------------------



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